Exhibit 99.1

Rural Telephone
Finance Cooperative	2070 l Cooperative Woy Dulles,
Virginia 20166
703-467-1800 I www.rtfc .coop

September 24, 2015

Via U.S. Mail and Email CPDF)

ATN VI HOLDINGS, LLC

c/o Atlantic Tele-Network, Inc.

600 Cummings Center Beverly, MA 01915

Attention: Mr. Michael Prior

Re: Term Loan #MA 802-9001

Rural Telephone Finance Cooperative ("RTFC") hereby commits to provide to ATN VI Holdings, LLC ("ATN VI") (or at the election of ATN VI, a subsidiary of ATN VI), on the terms set forth in the documents attached hereto as Exhibit A, a secured term loan in the amount of $60,000,000 for a term of 10 years (the "Loan") to partially finance the acquisition of Caribbean Asset Holdings, LLC ("CAH") and its affiliates, subject only to the satisfaction (or waiver by RTFC) of the conditions set forth in Section 5 of the Loan Agreement attached hereto as Exhibit A-1. CAH will be a co-borrower on the Loan.

The terms of this letter shall be governed by, and construed in accordance with, the laws of the state of New York.

The parties hereto hereby submit to the nonexclusive jurisdiction of the United States courts located in New York, New York and of any state court so located for purposes of all legal proceedings arising out of or relating to this letter or the transactions contemplated hereby. The parties hereto irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the establishing of the venue of any such proceeding brought in such a court and any claim that any such proceeding has been brought in an inconvenient forum.

The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

RTFC appreciates the opportunity to serve you. If you have any questions, please feel free to call me at 800-346-7095.

RURAL TELEPHONE FINANCE COOPERATIVE

By:	/s/ Robin C. Reed
Robin C. Reed, Senior Vice President

Mr. Michael Prior
Re:	Term Loan #MA 802-900 I September 24, 2015
Page Two

Acknowledged and Agreed:

ATN VI HOLDINGS, LLC

By:	/s/ Michael T. Prior
Name:	Michael T. Prior
Title:	Chief Executive Officer

EXHIBIT A

LOAN DOCUMENTS

[see attached]

EXHIBIT A-1

LOAN AGREEMENT

[follows this cover page]

LOAN AGREEMENT

This LOAN AGREEMENT ("Agreement") is made as of                , 201[5][6], by and among ATN VI HOLDINGS, LLC, a Delaware limited liability company ("Holdings"), immediately upon consummation of the Acquisition (as defined below), CARIBBEAN ASSET HOLDINGS LLC, a Delaware limited liability company (“CAH” and, together with Holdings, each a “Borrower” and collectively the “Borrowers”), and RURAL TELEPHONE FINANCE COOPERATIVE, a District of Columbia cooperative association (the "Lender").

RECITALS

WHEREAS, Holdings has requested the Lender to make a single term loan to the Borrowers in a principal amount not to exceed the Commitment (as defined below), and the proceeds of such Loan shall be used to finance the Acquisition (as defined below) and to pay fees, costs and expenses in connection therewith; and

WHEREAS, the Lender is willing to make the Loan (as defined below) upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, each Borrower and the Lender do hereby agree as follows:

1.CONSTRUCTION AND DEFINITION OF TERMS

All accounting terms not specifically defined herein shall have the meanings assigned to them as determined by GAAP. In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

“Accounting Change” shall mean any change in accounting principles that is required or permitted hereafter by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto) and such change is adopted by Borrower and the other Loan Parties with the agreement of the accountants for such Persons.

“Acquisition” shall mean the acquisition by Holdings on the date hereof of the membership interests in CAH pursuant to the Acquisition Agreement.

“Acquisition Agreement” shall mean that certain Purchase Agreement, dated as of September [ ], 2015, among CAH, National Rural Utilities Cooperative Finance Corporation, Holdings and Parent Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“Act” shall mean the Securities Exchange Act of 1934, as amended or modified from time to time.

"Advance" shall mean the advance as defined in Section 2.02.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with Person specified. “Control” for purposes of this definition means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agreement” shall have the meaning assigned in the preamble hereto.

“Annual Operating Cash Flow” shall mean the sum of (a) pre-tax Net Income, excluding extraordinary gains, gains on sale of assets, the write-up of any asset, and any investment income or loss; (b) total interest expense, including capitalized, accreted or paid-in-kind interest; (c) depreciation and amortization expense; (d) certain one-time expenses and/or adjustments associated with any acquisition permitted hereunder; (e) any other non-cash expenses, charges and losses reducing net income for such period to the extent such non-cash items do not represent a cash item in any future period; and (f) any transaction costs and similar amounts that would be required to be expensed as a result of the application of FAS No. 141R (whether or not applicable thereto), in each case, as calculated on a consolidated basis for the Borrowers and their Subsidiaries.

“ATN Subordinated Debt” shall mean unsecured Indebtedness owing to Parent Guarantor and incurred by a Borrower and/or its direct and indirect subsidiaries; provided that such debt is subordinated in right of payment to the prior payment in full of the Obligations on terms reasonably satisfactory to the Lender.

“Borrower” and “Borrowers” shall have the meanings assigned in the preamble hereto.

“Breakage” shall mean, with respect to (a) any prepayment of the Loan when the Loan bears interest at the Fixed Rate as of the date of any such prepayment and (b) any conversion of the interest rate charged with respect to the Loan at the time the Loan bears interest at the Fixed Rate from the Fixed Rate to the Variable Rate, in each case, other than on the corresponding payment date, or fixed interest rate expiration date, the amount equal to the present value of any loss, cost or expense actually incurred by the Lender by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain the Loan.

"Business Day" shall mean any day that both the Lender and the depository institution the Lender utilizes for funds transfers hereunder are open for business.

“CAH” shall have the meaning assigned in the preamble hereto.

“Cash Equivalents” means: (A) cash; (B) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States or if not so backed, then having a rating of at least A+ from Standard & Poor’s Rating Service and at least A1 from Moody’s Investors Service, Inc., in each case maturing within two years from the date of acquisition thereof; (C) with the written consent of the Lender which is hereby given, until such time as such consent is revoked, commercial paper maturing no more than 270 days from the date issued and, at the time of acquisition, having a rating of at least A 1 from Standard & Poor’s Rating Service or at least P 1 from Moody’s Investors

Service, Inc.; (D) certificates of deposit or bankers’ acceptances maturing within one year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (E) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts at any one such institution not exceeding the lesser of $250,000 or the maximum amount of insurance applicable to the aggregate amount of the Loan Party’s deposits at such institution; and (F) Investments in the Lender or other Investments satisfactory to the Lender.

"Certified" shall mean that the information, statement, schedule, report or other document required to be "Certified" shall contain a representation of a duly authorized officer of each Borrower that such information, statement, schedule, report or other document is true and correct and complete.

“CFC” shall mean any direct or indirect Subsidiary of any Borrower that is a “controlled foreign corporation” as defined in Section 957 of the Internal Revenue Code of 1986, as amended from time to time. For the avoidance of doubt, no Subsidiary formed under the laws of the United States shall constitute a CFC.

“Change of Control” shall mean the occurrence of any of the following: (a) Parent Guarantor at any time ceases to own, directly or indirectly, 100% of the Equity Interests of Holdings or ceases to have the power to vote, or direct the voting of, any such Equity Interests, as applicable; (b) unless otherwise permitted hereunder, Holdings at any time ceases to own directly 100% of the Equity Interests of CAH or ceases to have the power to vote, or direct the voting of, any such Equity Interests; (c) a report on Schedule 13D shall be filed with the securities and exchange commission pursuant to Section 13(d) of the Act disclosing that any person other than the Parent Guarantor or any employee benefit plan sponsored by the Parent Guarantor is the beneficial owner (as the term is defined in Rule 13d-3 under the Act) directly or indirectly of 30% or more of the total voting power represented by Parent Guarantor’s then outstanding voting securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire voting securities); (d) any person, other than Parent Guarantor or any employee benefit plan sponsored by Parent Guarantor, shall purchase shares pursuant to a tender offer or exchange offer to acquire any voting securities of Parent Guarantor (or securities convertible into such voting securities) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner directly or indirectly, of 30% or more of the total voting power represented by Parent  Guarantor’s then outstanding  voting  securities (all as calculated under clause (c) above); (e) the occurrence of (i) any consolidation or merger of Parent Guarantor in which Parent Guarantor is not the surviving corporation (other than a merger of Parent Guarantor in which holders of more than 51% of the outstanding common shares of Parent Guarantor immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation immediately after the merger as immediately before or a merger effected pursuant to Section 251(g) of the Delaware General Corporation Law), or pursuant to which common shares of Parent Guarantor will be converted into cash, securities or other property, or assets of Parent Guarantor, or (ii) unless otherwise permitted hereunder, any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of either Borrower; or (f) the occurrence of a change in the composition of the board of directors of the Parent Guarantor at any time during any consecutive 24 month period such that “continuing directors” or individuals whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group cease for any reason to constitute at least a majority of the board of directors of Parent Guarantor (for purposes of this clause, “continuing directors” means those members of the board of directors of the Parent Guarantor who either were directors at the beginning of such consecutive 24 month  period or  were elected by or  on the nomination  or recommendation of at least a majority of the then-existing “continuing directors”). Notwithstanding the foregoing, no “Change of Control” shall have occurred pursuant to clause (c) or (d) of the immediately preceding sentence or shall be deemed to be continuing pursuant to clause (c) or (d) of the immediately preceding sentence during such time as Cornelius B. Prior, Jr., his spouse, his lineal descendants or the Prior Family Foundation, directly or in trust for their benefit, shall have voting control, directly or indirectly, of (1) 50% or more of the outstanding shares of Parent Guarantor entitled to vote, or (2) 35% or more of the outstanding shares entitled to vote at a time when no other shareholders described in clause (c) or (d) of the immediately preceding sentence owns in the aggregate 35% or more of the outstanding shares entitled to vote.

"Closing Date" shall mean the date on which all conditions to the Advance under Section 5 have been satisfied.

"Collateral" shall mean any and all property owned, leased or operated by a Loan Party that is covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Lender under the Collateral Documents.

“Collateral Documents” shall mean, collectively, the Security Agreement and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, powers of attorney, assignments and financing statements, now or hereafter executed by any Loan Party and delivered to the Lender.

"Commitment" shall mean the Lender’s commitment to Advance the Loan hereunder on the Closing Date. The amount of the Commitment is $60,000,000.

“Compliance Certificate” shall mean a certificate in the form attached hereto as Exhibit A.

“Credit Parties” shall mean, collectively, the Loan Parties and the Parent Guarantor.

“Default Rate” shall mean a rate per annum equal to the interest rate in effect for an Advance plus two hundred fifty basis points.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (A) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (B) is redeemable at the option of the holder thereof, in whole or in part, (C) provides for the scheduled payments of dividends or distributions in cash, or (D) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is 180 days after the Maturity Date.

“Equity Interests” shall mean, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

"Event of Default" shall mean any of the events described in Section 8 hereof.

“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio derived by dividing (a) the sum of Annual Operating Cash Flow minus income and franchise taxes paid in cash, by (b) Fixed Charges, all calculated for the period of twelve consecutive calendar months ended on such date (or, if such date is not the last day of a calendar month, ended on the last day of the calendar month most recently ended prior to such date) and as measured on a consolidated basis for the Borrowers and their Subsidiaries.

“Fixed Charges” shall mean, for any period, without duplication, the sum of (a) cash interest expense; (b) scheduled amortization payments on Indebtedness actually made (including the principal component of all capital lease obligation payments); and (c) Restricted Payments paid in cash, in each case, as calculated on a consolidated basis for the Borrowers and their Subsidiaries.

"Fixed Rate" shall mean a per annum rate of interest that is, at the election of the Borrowers, (a) established by the Lender from time to time for loans similarly classified pursuant to the Lender’s policies and procedures then in effect or (b) agreed to in writing by the Borrowers and the Lender pursuant to a “rate lock” or similar agreement.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“Holdings” shall have the meaning assigned in the preamble hereto.

“IFRS” shall mean International Financial Standards issued by the International Accounting Standards Board (or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or the SEC, as the case may be).

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (d) all obligations of such Person issued or assumed as part of the deferred purchase price of property or services (in each case except for trade payables arising in the ordinary course of business and outstanding not more than sixty (60) days after such obligation is due (unless thereafter contested in good faith)); (e) all Indebtedness secured by any Lien on property owned or acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not the obligations secured thereby have been assumed, but only to the extent of the fair value of such property or asset secured by such Lien; (f) all capital lease obligations, purchase money obligations and synthetic lease obligations of such Person that are properly classified as a liability on the balance sheet of such Person in accordance with GAAP; (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such Person, valued, in the case of a redeemable preferred equity interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) the net termination obligations of all hedging obligations of such Person calculated as of any date as if the agreement with respect to any such hedging obligation were terminated as of such date; (i) all obligations of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; and (j) all guaranty obligations of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

"Investments" shall have the meaning set forth in Section 7.05 of this Agreement.

"Leases" shall mean any lease of property by any Loan Party at which location any Collateral with a fair market value in excess of $1,000,000 is located.

“Lender” shall have the meaning assigned in the preamble hereto.

"Lien" shall mean any statutory or common law consensual or non-consensual mortgage, pledge, security interest, encumbrance, lien, right of set-off, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.

"Loan" shall mean the loan by the Lender to the Borrowers, pursuant to this Agreement and the Note, in an aggregate principal amount not to exceed the Commitment.

“Loan Documents” shall mean this Agreement and the Other Agreements.

“Loan Parties” shall mean, collectively, the Borrowers and the Subsidiary

Guarantors.

“Material Adverse Effect” shall mean (A) a material adverse effect upon the business, results of operations, or financial condition of the Borrowers and their Subsidiaries, taken as a whole, or (B) the impairment of any Liens in favor of the Lender, of the ability of each Credit Party to perform its obligations under the Loan Documents or of the Lender to enforce any material provision of any Loan Document or collect any of the Obligations. In determining whether any individual event would reasonably be expected to have a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would reasonably be expected to have a Material Adverse Effect.

"Maturity Date" shall mean [          ], 202[5][6].

“Net Income” shall mean, for any period, the consolidated net income (or loss) of the Borrowers and their Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrowers or any of their Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrowers or any of their Subsidiaries has an ownership interest, except to the extent that any such income is actually received by a Borrower or Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or requirement of law applicable to such Subsidiary.

“Net Leverage Ratio” shall mean the ratio derived by dividing (a) the sum of (i) short term Indebtedness, the current portion of long term Indebtedness, long term Indebtedness and capital lease obligations (in each case without duplication), minus (ii) unrestricted cash and cash equivalents of the Borrowers and their Subsidiaries that are Loan Parties as of the date of measurement in an aggregate amount not to exceed $50,000,000 as of such date, by (b) Annual Operating Cash Flow, all as calculated on a consolidated basis for the Borrowers and their Subsidiaries.

“Net Proceeds” shall mean, with respect to any event, (a) the cash proceeds received in respect of such event including, without limitation, (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event or the repatriation of funds in connection therewith (as determined reasonably and in good faith by a Financial Officer of the Borrower Representative).

"Net Worth" shall be calculated on a consolidated basis for the Borrowers and their Subsidiaries taken as a whole and arrived at by subtracting total liabilities from total assets.

"Note" shall mean the Note executed and delivered by the Borrowers on the Closing Date pursuant to Section 5.02(a) hereof, as amended, restated, supplemented or otherwise modified from time to time, and all renewals, replacements and extensions thereof.

"Obligations" shall include the full and punctual performance of all present and future duties, covenants and responsibilities due to the Lender by each Borrower under the Loan Documents, all present and future obligations of each Borrower to the Lender for the payment of money under the Loan Documents, extending to all principal amounts, interest, late charges and all other charges and sums, as well as all costs and expenses payable by each Borrower under the Loan Documents, and any and all other present and future monetary liabilities of each Borrower to the Lender under the Loan Documents, whether direct or indirect, contingent or noncontingent, matured or unmatured, accrued or not accrued, as well as all renewals, refinancings, consolidations, recastings and extensions of any of the foregoing with the Lender.

"Other Agreements" shall mean the Collateral Documents, the Note, each Subsidiary Guaranty, the Parent Guaranty and any other promissory notes, security agreements, assignments, subordination agreements, pledge or hypothecation agreements, mortgages, deeds of trust, leases, contracts, guaranties, instruments and documents now and hereafter existing between the Lender and the Borrowers, executed and/or delivered pursuant to this Agreement or guaranteeing, securing or in any other manner relating to any of the Obligations, including the instruments and documents referred to in Section 5.02 hereof, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Parent Guarantor” shall mean Atlantic Tele-Network, Inc., a Delaware corporation.

“Parent Guarantor Credit Agreement” shall mean that certain Fourth Amended and Restated Credit Agreement, dated as of December 19, 2014, among the Parent Guarantor, as borrower, certain Subsidiaries of Parent Guarantor, as guarantors, the lenders from time to time party thereto and CoBank, ACB, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Parent Guaranty” shall mean that certain Guaranty, dated as of the date hereof, made by the Parent Guarantor in favor of the Lender, as amended, restated, supplemented or otherwise modified from time to time.

"Payment Date" shall mean the last day of March, June, September and December of each year prior to the Maturity Date, and the Maturity Date.

"Payment Notice" shall mean the notice furnished to the Borrowers at least quarterly indicating the precise amount of principal and/or interest due on the next ensuing Payment Date, such notice to be sent to the Borrowers at least ten (10) days before such Payment Date.

“Permitted Cure Securities” shall mean any Equity Interests of a Borrower other than Disqualified Stock.

“Permitted Liens” shall mean (a) Liens for taxes, assessments or governmental charges or levies which are not yet due and payable or are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with GAAP, (b) carriers’, warehousemen’s materialmen’s, landlord’s, workmen’s, suppliers’, repairmen’s, mechanics and other similar liens arising by operating of law and incurred in the ordinary course of business that do not secure Indebtedness for borrowed money, (c) easements, rights of way, restrictions and other similar charges or encumbrances affecting real property that do not secure Indebtedness and do not individually or in the aggregate materially adversely affect the value or marketability of such real property; (d) Liens consisting of pledges or deposits of cash under workers’ compensation laws, unemployment insurance laws or similar legislation, including social security, or in connection with bids, tenders, contracts, statutory obligations, surety, stay, customs and appeal bonds, performance and return of money bonds or other similar obligations, (e) purchase money Liens and Liens in connection with capital lease obligations securing Indebtedness permitted hereby; provided that such Liens attach only to the property being financed; (f) Liens arising by virtue of any statutory or common law provisions relating to bankers’ liens, rights of set- off or similar rights and remedies as to deposit accounts, (g) Liens on titled vehicles, (h) deposits and other Liens on insurance policies and the proceeds thereof made in the ordinary course of business to secure liability to insurance carriers, (i) any attachment or judgment Lien which, individually or when aggregated, does not constitute an Event of Default under Section 8.01(i); (j) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by any Borrower or any of its Subsidiaries in the ordinary course of business; (k) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to purchase orders and other agreements entered into with customers of any Borrower or any Subsidiary in the ordinary course of business; (l) Liens in favor of the Lender or its Affiliates (including Liens securing the Obligations); (m) Liens existing on the assets of any Person that becomes a direct or indirect Subsidiary of a Borrower (or is a Subsidiary that survives a merger with such Person), or existing on assets acquired, pursuant to investments or acquisitions to the extent the Liens on such assets secure Indebtedness permitted hereby; provided that, such Liens attach at all times only to the same assets to which such Liens attached (and after-acquired property that is affixed or incorporated into the property covered by such Lien), and secure only the same Indebtedness or obligations that such Liens secured, immediately prior to such permitted acquisition or investment and any modification, replacement, refinancing, refunding, renewal or extension thereof; (n) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted hereunder to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted hereunder, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien; (o) Liens solely on any cash earnest money deposits made by any Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement arising in connection with a transaction permitted hereunder; (p) customary restrictions in governance and similar documents relating to joint ventures, provided such restrictions relate solely to such joint venture or the Equity Interests of such joint venture; (q) survey exceptions, imperfections of title, Liens or other title matters affecting any real property that do not, individually or in the aggregate, adversely affect the continued use of the encumbered property for the purposes for which such property is currently being used;

(r) Liens set forth on Schedule 2 and any extensions, renewals or refinancings thereof permitted hereunder; or (s) any Exception (as defined in the Acquisition Agreement) that is neither (i) removed prior to the Closing Date as contemplated by Section 6.05(b) of the Acquisition Agreement, nor (ii) with respect to which a liquidated sum is reflected on the Flow of Funds (as defined in the Acquisition Agreement) or accounted for as a reduction to Purchase Price (as defined in the Acquisition Agreement), in each case, as contemplated by the proviso to Section 6.05(b) of the Acquisition Agreement.

"Person" shall include natural persons, corporations, associations, partnerships, joint ventures, trusts, governments and agencies and departments thereof, and every other entity of every kind.

“Purchase Price” shall mean the “Purchase Price” as defined in the Acquisition Agreement.

"Restricted Payments" shall have the meaning set forth in Section 7.03 of this Agreement.

“RT Park” shall mean the University of the Virgin Islands Research and Technology Park Corporation.

“SEC” shall mean the Securities and Exchange Commission of the  United States of America.

“Security Agreement” shall mean the security agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Lender for the benefit of the Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Subsidiary" at any time shall mean any entity which is at the time beneficially owned or controlled directly or indirectly by a Borrower, by one or more of such entities or by a Borrower and one or more of such entities.

“Subsidiary Guarantor” shall mean each Subsidiary of the Borrowers in existence on the date hereof not constituting a CFC, and each other Subsidiary that becomes a Subsidiary Guarantor and joins the Subsidiary Guaranty pursuant to Section 3(c). A complete list of all Subsidiary Guarantors as of the Closing Date is attached hereto as Schedule 3.

“Subsidiary Guaranty” shall mean the guaranty, dated as of the date hereof, made by the Subsidiary Guarantors  in favor of the Lender, as amended, restated, supplemented or otherwise modified from time to time.

“Total Capitalization” shall mean, on any date of determination, the sum of Net Worth as of such date minus the aggregate amount of long-term Indebtedness of the Borrowers and their Subsidiaries existing as of such date.

“U.S.” and “United States” shall each mean the United States of America and, for the avoidance of doubt, shall include the United States Virgin Islands.

"Variable Rate" shall mean the variable rate established by the Lender from time to time for loans similarly classified pursuant to the Lender's policies and procedures then in effect and disclosed to the Borrowers from time to time.

1.02 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. Except as otherwise expressly provided herein, financial statements and other information furnished to the Lender pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation. In the event of an Accounting Change that results in a change in any calculations required hereby of this Agreement that would not have resulted had such Accounting Change not occurred, the parties hereto agree to enter into negotiations in good faith in order to amend such provisions so as to equitably reflect such Accounting Change such that the criteria for evaluating compliance with such covenants shall be the same after such Accounting Change as if such Accounting Change had not been made; provided, that no change in GAAP that would affect a calculation that measures compliance with this Agreement shall be given effect  until such provisions are  amended  to reflect such change in GAAP. Notwithstanding any change in GAAP to the contrary, all liabilities under or in respect of any lease (whether now outstanding or at any time entered into or incurred) that, under GAAP as in effect on the Closing Date, would be accrued as rental and lease expense and would not constitute a capital lease obligation, in each case, for purposes of the determination of “Indebtedness” hereunder, covenants and other calculations set forth herein and all defined terms as used herein, shall continue to constitute rental and lease expense and will not constitute a capital lease obligation.Without limiting the foregoing, if at any time the SEC requires United States reporting companies to use IFRS in lieu of GAAP for reporting purposes, the Borrowers may notify the Lender that they have elected to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time; provided that, to the extent that such election would affect any financial ratio set forth in this Agreement, (i) the Borrowers shall provide to the Lender financial statements and other documents reasonably requested by the Lender setting forth a reconciliation with respect to such ratio or requirements made before and after giving effect to such election and (ii) the Lender and the Borrowers shall negotiate in good faith to amend such ratio to preserve the original intent in light of such change.

2.LOAN

2.1Loan. The Lender agrees to make the Loan to the Borrowers on the Closing Date subject to all of the terms and conditions of Section 5 hereof.

2.2Advance. The Lender agrees to make on the terms and conditions of this Agreement, a single advance in immediately available funds consisting of U.S. dollars (the “Advance”) on the Closing Date at the office of the Lender in Dulles, Virginia, or at such other place as the Lender may designate, in an amount not to exceed the Commitment. The Borrowers shall give the Lender at least one Business Day prior written notice of the date on which the Advance is to be made and the amount of the Advance, and such notice will include a certification of the final amount of the Purchase Price under the Acquisition Agreement. The Lender shall not be required to make any Advance after the Closing Date. The obligation of the Borrowers to repay the Advance shall be evidenced by this Agreement and the Note.

2.3Payment and Interest Rate.

(a)Payment. The Borrowers shall pay on each Payment Date all accrued and unpaid interest on the Loan as shown in the Payment Notice most recently delivered as of such Payment Date. If not sooner paid, any balance of the principal amount and interest accrued thereon and all other amounts due hereunder shall be due and payable on the Maturity Date.

At the Lender's option, all payments shall be applied first to any fees, costs, expenses or charges other than interest or principal then due, as hereinafter provided, then to interest accrued to the date of such payment, and then to the reduction of principal balance outstanding.

No provision of this Agreement or the Note shall require the payment, or permit the collection, of interest in excess of the highest rate permitted by applicable law.

(b)Interest.

(i)Interest Rate. The Loan shall bear interest, at the election of the Borrowers, at either the Fixed Rate or the Variable Rate.

(ii)Conversion to Different Interest Program. Upon written notice (a “Conversion Notice”) given by the Borrowers at least five (5) Business Days prior to the proposed conversion date specified in such notice (the “Adjustment Date”), the Borrowers may elect to convert all or  any portion of the Loan (A) from the Variable Rate to the Fixed Rate or (B) from the Fixed Rate to the Variable Rate, provided that, with respect to any conversion under this clause (B), the Borrowers shall pay the Lender any applicable Breakage as a result of such conversion to the extent required under Section 2.04(b). Upon conversion of the interest charged with respect to any portion of the Loan pursuant to the terms hereof, interest on that portion of the outstanding principal balance of the Loan shall continue to accrue under the interest program to which it was converted from the applicable Adjustment Date until further converted or until the payment in full of the Obligations.

(iii)Computation of Interest. Interest shall be computed from  the actual number of days elapsed on the basis of, (A) at any time that interest accrues at the Variable Rate, a year of 365 days and (B) at any time that interest accrues at the Fixed Rate, a 30-day month and a 360-day year.

2.4Prepayment.

(a)Voluntary Prepayment. The Borrowers may at any time, prepay all or any part of the Loan without penalty or premium; provided, that in the event the Borrowers prepay all or any part of the Loan (regardless of the source of such prepayment and whether voluntary, mandatory, by acceleration or otherwise), the Borrowers shall pay any applicable Breakage required under Section 2.04(b) hereof. All prepayments shall be accompanied by payment of accrued and unpaid interest through the date of the repayment. All prepayments shall be applied (i) first to any fees, costs, expenses or charges due hereunder other than interest or principal, (ii) second, to the payment of accrued and unpaid interest, and (iii) third, the balance, if any, to  the outstanding principal balance of the Loan.

(b)Breakage. If any portion of the Loan bears interest at the Fixed Rate, then the Borrowers may prepay the Loan, provided that the Borrowers pay together therewith any applicable Breakage.

(c)Mandatory Prepayment.  The Borrowers shall make mandatory prepayments of one hundred percent of the Net Proceeds received by the Borrowers and their Subsidiaries from any of the following:

(i) asset sales of the Borrowers and their Subsidiaries occurring outside of the ordinary course of business and resulting in the receipt of greater than $5,000,000 in proceeds in the aggregate during the term of this Agreement that are not reinvested within one year of receipt in plant, properties and equipment that become Collateral;

(ii) the receipt of casualty insurance and condemnation proceeds resulting in the receipt of greater than $250,000 in Net Proceeds in the aggregate during the term of this Agreement that are not reinvested within one year of receipt in plant, property and equipment that becomes Collateral; and

(iii) the issuance or sale of Indebtedness not otherwise permitted hereby. Any mandatory prepayment under this clause (c) shall be due and payable to the Lender no later than five (5) Business Days after any Loan Party shall have received, or become entitled to direct the distribution of, the proceeds from any transaction that would give rise to a mandatory prepayment hereunder. Mandatory prepayments shall be applied (i) first to any fees, costs, expenses or charges due hereunder other than interest or principal, (ii) second, to the payment of accrued and unpaid interest, (iii) third to the payment of principal on any portion of the Advance earning interest at the Variable Rate and (iv) fourth to the payment of principal on any portion of the Advance earning interest at the Fixed Rate. The Borrowers shall pay any applicable Breakage in connection with any mandatory prepayment of the principal portion of the Loan earning interest at the Fixed Rate.

2.5Default Rate. If an Event of Default has occurred and is continuing, at the prior written election of the Lender, all Obligations shall bear interest at the Default Rate.

3.SECURITY

(a)As security for the payment and performance of all of the Obligations, each Loan Party shall grant a security interest in the Collateral in accordance with the terms of the Collateral Documents; provided, that the security interest granted to the Lender on the Equity Interests of each Subsidiary of that constitutes a CFC will be limited to 65% of such Equity Interests. If reasonably requested by the Lender at any time, the Borrowers shall make notations, reasonably satisfactory to the Lender, on its books and records disclosing the  existence of the  Lender's security interest in the Collateral. Each Borrower agrees that, with respect to the portion of the Collateral, which is subject to Article 9 of the Uniform Commercial Code, the Lender shall have, but not be limited to, all the rights and remedies of a secured party under the Uniform

Commercial Code. The Lender shall have no liability or duty, either before or after the occurrence of an Event of Default hereunder, on account of loss of or damage to, or to collect or enforce any of its rights against, the Collateral, or to preserve any rights against account debtors or other parties with prior interests in the Collateral.

(b)Subject to the terms and conditions of the Loan Documents, with respect to any property acquired after the Closing Date by any Loan Party that is required to be subject to the Lien created by any of the Loan Documents but is not so subject, each Loan Party shall promptly (and in any event within 30 days after the acquisition thereof) (i)execute and deliver to the Lender such amendments or supplements to the relevant Loan Documents or such other documents as the Lender shall deem reasonably necessary or advisable to grant to the Lender a Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Loan Documents in accordance with all applicable law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Lender. Each Borrower and the other Loan Parties shall otherwise take such actions and execute and/or deliver to the Lender such documents as the Lender shall reasonably require to confirm the validity, perfection and priority of the Lien of the Loan Documents against such after-acquired properties.

(c)Subject to the terms and conditions of the Loan Documents, with respect to any person that is or becomes a Subsidiary of a Loan Party after the Closing Date, the Loan Parties shall promptly (and in any event within 30 days after such person becomes a Subsidiary) (i) deliver to the Lender the certificates, if any, representing all of the Equity Interests of such Subsidiary (or, if such Subsidiary is a CFC, 65% of the Equity Interests of such Subsidiary), together with undated stock powers or other appropriate instruments of transfer, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) with respect to any such Subsidiary that is not a CFC, cause such new Subsidiary (A) to execute a joinder to the applicable Subsidiary Guaranty and the applicable Security Agreement (in form and substance reasonably satisfactory to the Lender) to cause such Subsidiary to become a Subsidiary Guarantor and to grant a Lien on substantially all of its assets in accordance with the terms of the applicable Collateral Documents to secure the Obligations, and (B) to take all actions necessary or advisable in the opinion of the Lender to cause the Lien created by the applicable Loan Document to be duly perfected to the extent required by such Loan Document in accordance with all applicable law, including the filing of financing statements (or equivalent registrations) in such jurisdictions as may be reasonably requested by the Lender.

(d)Each Loan Party shall promptly after the request of the Lender (but, in any event, no later than the date that is sixty (60) days following the acquisition of such real property) grant to the Lender a security interest in and mortgage on each parcel of real property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date in each case, to the extent that the fair market value of any such parcel is in excess of $1,000,000. Such mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Lender and shall constitute valid and enforceable perfected first priority Liens subject only to Permitted Liens. Each Loan Party shall use its commercially reasonable efforts to promptly deliver to the Lender a customary landlord’s waiver of lien, in form and substance reasonably satisfactory to the Lender, with respect to each Lease entered into by a Loan Party after the Closing Date.

The mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by applicable law to establish, perfect, preserve and protect the Liens in favor of the Lender and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Loan Parties. In each case subject to the terms and conditions of the Collateral Documents, each Loan Party shall otherwise take such actions and execute and/or deliver to the Lender such documents as the Lender shall require to confirm the validity, enforceability, perfection and priority of the Lien of any existing mortgage or new mortgage against such after- acquired real property (including a title policy and a survey (in form and substance reasonably satisfactory to the Lender) in respect of such mortgage).

(e)Notwithstanding anything to the contrary contained herein or in any other Loan Document, so long as no Event of Default exists and is continuing, the obligations under this Section 3 shall not extend to the creation or perfection of security interests with respect to any property or assets owned by any Subsidiary that is a CFC.

4.REPRESENTATIONS AND WARRANTIES

To  induce  the  Lender  to  enter  into  this  Agreement,  each  Borrower represents and warrants to the Lender as of the date of this Agreement that:

4.1Good Standing. Each Credit Party is duly organized, validly existing and in good standing under the laws of the state of its organization, has the organizational power to own its property and to carry on its business in the manner currently conducted and currently proposed to be conducted, and except as would not reasonably be expected to have a Material Adverse Effect, is duly qualified to do business, and is in good standing in each jurisdiction in which the operation of its business makes such qualification necessary.

4.2Authority. Each Credit Party has the organizational power and authority to enter into Loan Documents to which it is a party and to incur and perform its obligations thereunder, all of which have been duly authorized by all necessary and proper organizational and other action by such Credit Party, and no material consent or approval of any person, including, as applicable and without limitation, stockholders, members and partners of any Credit Party, and any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability of any Loan Document to which such Credit Party is a party.

4.3Binding Agreement. This Agreement and the other Loan Documents have been duly and properly executed by the  Credit  Parties signatory thereto  and constitute valid and binding obligations of the Credit Parties, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principals of equity  (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.4No Conflicting Agreements. The execution, delivery of and performance by each Credit Party of the Loan Documents to which it is a party will not: (a) violate any provision of applicable law, any applicable order, rule or regulation of any court or other agency of government, or the organizational documents of such Credit Party, or, except as set forth on Schedule 4.04 attached hereto, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Credit Party is a party or by which it or any of its property is bound except, in each case, as would not reasonably be expected to have a Material Adverse Effect; or (b) result in the creation or imposition of any Lien (other than contemplated hereby) upon any of the property or assets of such Credit Party except as would not reasonably be expected to have a Material Adverse Effect.

4.5Litigation. Except as set forth on Schedule 4.05 attached hereto, there are no outstanding judgments, claims, causes of action, suits or proceedings pending or, to the knowledge each Loan Party, threatened against or affecting any Loan Party or its properties, before or by any federal, state, or local governmental department, agency or official, which would reasonably be expected to have a Material Adverse Effect, and no Loan Party is in default with respect to any outstanding judgment, order, writ, injunction, decree, rule or regulation of any court or federal, state, local or other governmental department, agency or official, domestic or foreign, which would reasonably be expected to have a Material Adverse Effect.

4.6Holdings Status. Holdings does not hold any material properties other than the Equity Interests of CAH.

4.7Taxes. Each Loan Party has paid or caused to be paid all federal, state and material local income taxes to the extent that such taxes have become due and owing, unless (i) such Loan Party is contesting in good faith any such tax by appropriate proceedings diligently pursued and for which adequate reserves have been set aside in accordance with GAAP or (ii) the failure to pay any such taxes would not reasonably be expected to have a Material Adverse Effect. Each Loan Party has filed or caused to be filed all federal, state and material local income tax returns  which are required by applicable law to be filed by such Loan Party.

4.8[Reserved].

4.9Licenses and Permits. Each Loan Party has duly obtained all licenses, permits, certifications, concessions or other rights (collectively, “Permits”) granted by any governmental authority necessary for the conduct of its business as presently conducted, except where the failure to obtain such Permits would not reasonably be expected to have a Material Adverse Effect, and each are valid and in full force and effect (except as may expire at the end of their stated terms).

4.10[Reserved].

4.11Certain Indebtedness. There is no Indebtedness of Holdings owing to any employee, officer, stockholder, member, partner or director of the board of Holdings other than accrued salaries, commissions and the like, ATN Subordinated Debt and any other Indebtedness subordinated to the Obligations pursuant hereto on terms satisfactory to the Lender.

4.12Legal Status. Schedule 1 hereto accurately sets forth for each Loan Party (a) such Loan Party’s exact legal name, (b) such Loan Party’s type and jurisdiction of organization, (c) such Loan Party’s organizational identification number or accurately states that the such Loan Party has none, and (d) such Loan Party’s place of business or, if more than one, its chief executive office as well as each Borrower’s mailing address if different.

4.13Required Approvals. No material license, consent, permit or approval of any governmental agency or authority is required to enable Holdings to enter into the Loan Documents to which it is a party or to perform any of its obligations provided for therein except as disclosed on Schedule 1 hereto, all of which Holdings has obtained prior to the date hereof, and except with respect to regulatory approvals which may be required in connection with the Lender's enforcement of certain remedies hereunder.

4.14ERISA. None of the Loan Parties has incurred or reasonably expects to incur any material liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereto (“ERISA”), other than contributions to such Loan Party’s plans set forth on Schedule 4.14 attached hereto or premiums to the Pension Benefit Guaranty Corporation with respect to such plans in the ordinary course.

4.15Equity Interests. All Equity Interests of Holdings are owned directly by Parent Guarantor and all Equity Interests of CAH are owned directly by Holdings. Holdings is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by (or purporting to be pledged by) it under the Security Agreement, free of any and all Liens, rights or claims of other persons, except the security interest created by the Collateral Documents and any Permitted Liens that arise by operation of applicable law and are not voluntarily granted, and there are no outstanding warrants, options or other rights (including derivatives) to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests (or any economic or voting interests therein).

4.16.Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

4.17.Use of Proceeds. The Borrowers shall use the proceeds of the Advance to finance the Acquisition and pay related fees and expenses.

4.18.Material Misstatements. Holdings has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No reports, financial statements, certificates or other information furnished by or on behalf of Holdings to the Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being recognized and agreed by the Lender that projections as to future events are not to be viewed as facts and that results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that the Borrowers make no representation that such projections will be realized).

4.19.Solvency. Both immediately before and immediately after the consummation of the Acquisition and the transactions contemplated hereby and thereby and immediately following the making of the Advance and after giving effect to the application of the proceeds of the Advance, (a) the fair value of the properties of the Credit Parties, on a consolidated basis, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Credit Parties, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Credit Parties, on a consolidated basis, do not intend to incur, and do not believe that they will incur, debts and liabilities beyond their ability to pay such debts and liabilities when they become due; and (d) the Credit Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the Closing Date.

4.20.Insurance. Each Loan Party has insurance in such amounts  and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations. All insurance policies maintained by the Loan Parties are in full force and effect, all premiums due and payable with respect thereto have been duly paid, and no Loan Party has received written notice of cancellation or non-renewal of any such policies.

4.21.Anti-Terrorism Law; Foreign Corrupt Practices Act. No Credit Party and, to the actual knowledge of the Credit Parties, none of its Affiliates is in material violation of any applicable law relating to terrorism or money laundering (“Anti- Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”). No Credit Party and to the actual knowledge of the Credit Parties, no Affiliate or broker or other agent of any Credit Party authorized to act on behalf of the Credit Parties acting or benefiting in any capacity in connection with the Advance, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrowers will not directly or indirectly use the proceeds of the Advance or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. Unless otherwise previously disclosed to the Lender, no Credit Party and, to the actual knowledge of the Credit Parties, no broker or other agent of any Credit Party acting in any capacity in connection with the Advance currently (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. Unless otherwise previously disclosed to the Lender, no Credit Party nor any director or officer, nor to the actual knowledge of the Credit Parties, any agent, employee or other person, in each case, authorized to act, directly or indirectly, on behalf of any Credit Party, has, in the course of its actions for, or on behalf of, any Credit Party, since September [  ], 2015, directly or indirectly (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of  any material provision of the U.S.

Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Notwithstanding anything to the contrary contained herein, no representation or warranty under this Section 4.21 is being made with respect to RT Park or any director, officer, agent, employee, broker or other Person authorized, directly or indirectly, to act on behalf of RT Park, with respect to any action taken by any such Person on behalf of RT Park.

5.CONDITIONS OF LENDING

The Lender shall have no obligation to make the Advance to the Borrowers hereunder unless each of the following conditions shall be satisfied as provided below:

5.01[Reserved].

5.02Documents.There shall have been delivered to the Lender, fully completed and duly executed (when applicable), the following, satisfactory to the Lender and its counsel:

(a)This Agreement, the applicable Collateral Documents, the Note, the Subsidiary Guaranty, and the Parent Guaranty, in each case, in form and substance satisfactory to the Lender.

(b)Certified copies of all such organizational documents and resolutions of each Credit Party authorizing the transactions herein contemplated and a certificate as to incumbency and specimen signature of each officer executing any Loan Document.

(c)Written opinions of primary and local counsel to each Credit Party (it being understood that local counsel opinions shall be required in each jurisdiction where any Credit Party is organized) addressing such legal matters as the Lender or its counsel shall reasonably require, including, but not limited to, (i) the formation and good standing of each Credit Party, (ii) the perfected lien and security interest position of the Lender in the Collateral; (iii) the validity and enforceability of the Loan Documents; (iv) the execution, delivery and authorization of the Loan Documents; and (v) that execution, delivery and performance of the Loan Documents (including the Parent Guaranty) do not violate the Parent Guarantor Credit Agreement.

(d)(i) The Security Agreement, mortgages covering the real property of the Loan Parties located in the United States (including the United States Virgin Islands), and all other Collateral Documents requested by the Lender that are necessary to create and perfect the security interests purported to be granted under the laws of the United States Virgin Islands; (ii) filed financing statements in all jurisdictions necessary to provide the Lender a first priority, perfected security interest in all Collateral which may be perfected by the filing of financing statements; and (iii) stock powers and original stock certificates evidencing 100% of the Equity Interests in each Loan Party (other than Holdings) and 65% of the Equity Interests in each Subsidiary that is a CFC, in each case, subject to the ownership interests of RT Park.

5.3[Reserved].

5.4Government Approvals. Holdings shall have furnished to the Lender true and correct copies of all material certificates, authorizations and consents, including without limitation the  consents referred to in Section 4.13 hereof, necessary for the execution, delivery or performance by Holdings of the Loan Documents to which it is a party or the Acquisition, including any regulatory or governmental approvals required to grant a security interest in the Collateral.

5.5Representations, Warranties and Material Change. The representations and warranties contained in this Agreement shall be true and correct on the date of the making of the Advance hereunder; no Event of Default and no event which, with the lapse of time or the notice and lapse of time specified in Section 8 would become such an Event of Default, shall have occurred and be continuing or will have occurred after giving effect to the Advance on the books of the Borrowers; and there shall have occurred no material adverse change in the business or financial condition of the Parent Guarantor since December 31, 2014.

5.6.Indebtedness. Holdings shall have no Indebtedness for borrowed money or commitments with respect thereto other than (a) the ATN Subordinated Debt, and (b) the Obligations hereunder. Parent Guarantor shall be in compliance with the Total Net Leverage Ratio financial maintenance covenant contained in the Parent Guarantor Credit Agreement, calculated on a pro forma basis for the incurrence of the Loan on the Closing Date and based on the most recently available financial statements of Parent Guarantor.

5.7.Good Standing. The Credit Parties shall have furnished a certificate as to the good standing (or equivalent) of each Credit Party as of a recent date from such Credit Party’s jurisdiction of organization.

5.8Requisitions. The Borrowers will request the Advance in form and substance satisfactory to the Lender. Pursuant to the terms and conditions hereof, the Lender will wire the proceeds of the requested Advance to an account as directed by the Borrowers.

5.9Insurance.   The Lender shall have received a copy of, and a certificate as to coverage under, the insurance policies of the Loan Parties.

5.10Acquisition. The Acquisition shall be consummated on the Closing Date in accordance with the terms of the Acquisition Agreement.

5.11.Capitalization.  As of the Closing Date, the Borrowers shall have a ratio of zero cost common equity to Total Capitalization of no less than .30 to 1.00.

5.12Parent Guaranty Permitted. The Lender shall have received evidence reasonably satisfactory to it that the Parent Guaranty is permitted by the Parent

Guarantor Credit Agreement and that the Loan Parties are not required to guaranty or provide security for the credit facility evidenced by, the Parent Guarantor Credit Agreement.

6.AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees with the Lender that, until all of the Obligations have been paid in full, such Loan Party shall:

6.1Membership. Use its commercially reasonable efforts to remain or an Affiliate thereof shall use its commercially reasonable efforts to remain a member in good standing of the Lender.

6.02.Financial Books; Financial Reports and Other Information.

(a)At all times keep, and safely preserve, proper books, records and accounts in which full and true entries will be made of all of the dealings, business and affairs of the Loan parties, in accordance with GAAP.

(b)Furnish to the Lender not later than the earlier of (i) 10 days after the date that Parent Guarantor is required to file its quarterly report with the SEC as part of its periodic reporting (if Parent Guarantor is subject to such reporting requirements) and (ii) 55 days after the end of the first three fiscal quarters of each fiscal year of Parent Guarantor, (x) consolidated balance sheets of Parent Guarantor and its Subsidiaries as of the end of such fiscal quarter, along with consolidated statements of income and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year (which requirement shall be deemed satisfied by the delivery of Parent Guarantor’s quarterly report on Form 10-Q (or any successor form) for such fiscal quarter to the extent Parent Guarantor is subject to such reporting requirements), and (y) consolidating balance sheets of the Borrowers and their Subsidiaries, as of the end of such fiscal quarter, and the related consolidating statements of income and cash flows for such fiscal quarter. And in the case of such financial statements provided pursuant to clause (y), such financial statements shall be accompanied by a certificate of the chief financial officer of Parent Guarantor stating that such financial statements fairly present in all material respects the consolidating financial position of Holdings and its Subsidiaries as of the date and for the period specified in accordance with GAAP consistently applied.

(c)Furnish to the Lender not later than the earlier of (i) 10 days after the date that Parent Guarantor is required to file its annual report with the SEC as part of its periodic reporting (if Parent Guarantor is subject to such reporting requirements) and (ii) 100 days after the end of each fiscal year of Parent Guarantor, (x) a consolidated balance sheet of Parent Guarantor and its Subsidiaries as of the end of such fiscal year and related consolidated statements of income and cash flows for such fiscal year (which requirement shall be deemed satisfied by the delivery of Parent guarantor’s annual report on Form 10-K (or any successor form) for such fiscal year to the extent Parent Guarantor is subject to such reporting requirements), and accompanied by a report with respect to such financial statements from PricewaterhouseCoopers LLP or another firm of independent certified public accountants of recognized national standing selected by Parent Guarantor and reasonably acceptable to the Lender and such report shall be without any material qualification or exception as to the scope of such audit or any ongoing concern qualification and (y) consolidating balance sheets of Holdings and its Subsidiaries, as of the end of such fiscal year and the related statements of income and cash flows and stockholders’ equity for such fiscal year and, in the case of the financial statements provided pursuant to this clause (y), such financial statements shall be accompanied by a certificate of the chief financial officer of Parent Guarantor stating that such financial statements fairly present in all material respects the consolidating financial position of the Borrowers and their Subsidiaries as of the date and for the period specified in accordance with GAAP consistently applied.

(d)Furnish to the Lender such other information, reports or statements concerning the operations, business affairs and/or financial condition of the Credit Parties as the Lender may reasonably request from time to time.

(e)Promptly upon becoming available, information, in form reasonably satisfactory to the Lender, and evidence of any and all changes or modification of material licenses, permits, certifications, approvals and the like necessary for the Borrowers to own or operate their business or a substantial part of their business.

(f)Promptly notify the Lender writing of (i) any Event of Default; (ii) any event (including the commencement of litigation) that could reasonably be expected to result in a Material Adverse Effect; and (iii) any casualty or condemnation event in respect of any assets with a fair market value of $250,000 or more.

6.3Lender’s Right of Inspection. Permit the Lender, through its representatives, upon reasonable prior written notice and during normal business hours, in each case not more than one (1) time per fiscal year of the Borrowers (unless an Event of Default shall have occurred and shall be continuing) to have access to, and the right to inspect and make copies of, any or all books, records and accounts, and any or all invoices, contracts, leases, payrolls, canceled checks, statements and other documents and papers of every kind belonging to or in possession of any Borrower or any of its Subsidiaries and pertaining to any Borrower’s and its Subsidiaries’ property or business as the Lender may reasonably request, and permit representatives of the Lender to be present at Borrowers’ place of business to receive copies of all communications and remittances relating to the Collateral, all in such manner as the Lender may reasonably require, in each case subject to restrictions with respect to confidentiality.

6.4Financial Covenant. Maintain, commencing as of the last day of the Borrowers’ fiscal year 2017 and as of the last day of each fiscal year of the Borrowers thereafter, a Net Leverage Ratio not greater than 3.5 to 1.0.

6.5Annual Certificate. Together with the financial statements delivered pursuant to Section 6.02(c), deliver to the Lender, a Compliance Certificate, either (a) signed by the Borrowers' Chief Executive Officer, or similar presiding officer, or (b) submitted electronically through means made available to the Borrowers by the Lender.

6.6Use of Proceeds. Use the Advance made hereunder and evidenced by the Note only to pay the consideration owing in connection with the Acquisition and for the payment of the costs, expenses and fees incident to this Agreement or the Acquisition Agreement and for no other purpose whatsoever without the prior written consent of the Lender.

6.7[Reserved].

6.8Other Affirmative Covenants.  During the term hereof, each Loan Party shall comply with the following covenants:

(a) Each Loan Party shall do or cause to be done all things necessary to preserve, renew and maintain its legal existence and all material rights and franchises, and permits material to its business.

(b) Each Loan Party shall do or cause to be done all things necessary to maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used or useful in its business.

(c) Each Loan Party shall keep its property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including casualty and condemnation insurance.

(d) Each Loan Party shall pay and discharge promptly when due all taxes, assessments and governmental charges before the same become delinquent; provided that such payment shall not be required so long as the amounts required to be paid are being contested in good faith by appropriate proceeding for which adequate reserves have been set aside in accordance with GAAP.

(e) Each Loan Party shall comply in all material respect with all laws applicable to its operations and properties.

(f) On or before the date that is 60 days after the date of this Agreement, the Borrowers shall deliver to the Lender endorsements to the insurance policies of the Loan Parties naming the Lender as lender’s loss payable or mortgagee (as applicable) with respect to all property and casualty policies and  as  additional insured with respect to all liability policies, each in form and substance reasonably satisfactory to the Lender.

7.NEGATIVE COVENANTS.

Each Loan Party covenants and agrees with the Lender that, until all of the Obligations have been paid in full, such Loan Party will not:

7.1Notice.Without giving written notice to the Lender ten (10) Business Days prior to the effective date of any change:

(a)Change the location of such Loan Party’s chief executive office.

(b)Change the name of such Loan Party.

7.2Consent. Without the prior written consent of the Lender:

(a)Control.  Permit a Change of Control to occur.

(b)Additional Indebtedness. Borrow or allow any of its Subsidiaries to borrow money on a secured or unsecured basis from any other lender or incur any additional secured or unsecured Indebtedness; provided,  however, the Borrowers and their Subsidiaries  may incur (i)  additional purchase money and capital lease secured Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding, (ii) unsecured Indebtedness so long as on a pro forma basis immediately after giving effect to the incurrence of any such Indebtedness as if it was incurred on the last day of the most recently ended calendar month, the Borrowers shall be in compliance with the financial covenant in Section 6.04 as if such covenant applied as of the last day of the most recently ended calendar month, (iii) ATN Subordinated Debt incurred on the Closing Date in a principal amount not to exceed $50,000,000; (iv) contingent obligations with respect to Indebtedness otherwise permitted hereunder; (v) Indebtedness incurred in connection with any hedging or similar agreement; (vi) unsecured Indebtedness among the Loan Parties; (vii) acquired Indebtedness in connection with investments or acquisitions so long as such Indebtedness existed at the time of any such investment or acquisition and was not created in anticipation thereof; (viii) Indebtedness with respect to cash management and similar arrangements in the ordinary course of business; (ix) Indebtedness arising from agreements of Borrower or providing for indemnification, adjustment of purchase price or similar obligations, in each case entered into in connection with the disposition of any business, assets or stock, provided that, such amount is not Indebtedness required to be reflected on the balance sheet of Borrower in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this proviso); (x) Indebtedness representing deferred compensation to officers or employees of Borrower incurred in the ordinary course of business; (xi) Indebtedness incurred in the ordinary course of business for the financing of insurance premiums; (xii) Indebtedness set forth on Schedule 7.02(b) hereto; and (xiii) Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described above in this clause (b) (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (A) such Refinance Indebtedness does not increase the principal amount or interest rate of the Original Indebtedness (in each case, other than with respect to any accrued or accruing interest payable in kind and not in cash or any fees or original issue discount paid or payable in connection with such Indebtedness), (B) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party, (C) no Loan Party that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (D) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (E) except to the extent otherwise permitted hereunder, the terms of such Refinance Indebtedness are not materially less favorable to the obligor thereunder than the original terms of such Original Indebtedness and (F) if such Original Indebtedness was subordinated in right of payment to the Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and  conditions that are at least as favorable to the Lender as those that were applicable to such Original Indebtedness.

(c)Organizational Changes. Change its type of organization or jurisdiction of organization.

(d)Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by any Loan Party or any if its Subsidiaries, except for Permitted Liens.

7.3Dividends and Other Cash Distributions. In any one calendar year, without the prior written consent of the Lender: (a) declare or pay any dividends or make any other distributions to its stockholders, members or partners with respect to its capital stock, membership interests or partnership interests; (b) purchase, redeem or retire any of its capital stock, membership interests or partnership interests; (c) make any cash principal or cash interest payments on account of any subordinated or junior lien debt, including the ATN Subordinated Debt, or (d) pay any management fees or if already paying a management fee that has been disclosed and agreed to by the Lender prior to closing, pay an increase in such management fees (collectively, “Restricted Payments”), unless, on a pro forma basis immediately after giving effect to such Restricted Payment as if it was made on the last day of the most recently ended calendar month, (i) the Fixed Charge Coverage Ratio shall not be less than 1.00 to 1.00 as of the last day of the most recently ended calendar month and (ii) the Borrowers shall be in compliance with the financial covenant in Section 6.04 as if such covenant applied as of the last day of the most recently ended calendar month. In no event may Holdings make any Restricted Payment when any Event of Default shall have occurred and be continuing at the time of any such Restricted Payment or would occur immediately after giving effect thereto as a result of such Restricted Payment. Notwithstanding  the forgoing, (A) any direct or indirect wholly-owned Subsidiary of the Borrowers may make Restricted Payments to the Borrowers or another wholly-owned Subsidiary of the Borrowers that is a Loan Party, (B) any direct or indirect Subsidiary of the Borrowers may make, declare, order or pay pro rata cash dividends or distributions and (iii) a Borrower or any direct or indirect Subsidiary of a Borrower may make dividends or distributions in the form of Equity Interests of such Person.

7.04.[Reserved].

7.5Limitations on Loans, Investments and Other Obligations.

(a)(i) Purchase any stock, bonds, notes, debentures or other securities or obligations of or beneficial interest in, (ii) make any other investment in, (iii) make any loan to, or (iv) guarantee, assume, or otherwise become liable for any obligation of, any corporation, association, partnership, joint venture, trust, government or any agency or department thereof, or any other entity of any kind (collectively, “Investments”) if the aggregate amount of all such Investments made during the term of this Agreement would exceed fifty percent (50%) of Net Worth as of the Closing Date, without the prior written consent of the Lender.

(b)The following shall not be included in the limitation on Investments:  (i) bonds, notes, debentures, stock, or other securities or obligations issued by or guaranteed by the United States government or any agency or instrumentality thereof; (ii) bonds, notes, debentures, stock, commercial paper, subordinated capital certificates, or other security or obligation of institutions whose senior unsecured debt obligations are rated by at least two nationally recognized rating organizations in either of its two highest categories; (iii) investments incidental to loans made by the Lender; (iv) bonds, notes, debentures, commercial paper or any other security of National Rural Utilities Cooperative Finance Corporation; (v) any deposit that is fully insured by the federal government of the United States; (vi) Investments by a Loan Party in another Loan Party and (vii) Cash Equivalents; (viii) Investments set forth on Schedule 7.05 hereto and any extensions, renewals, reinvestments thereof, (viii) hedging and similar obligations to the extent explicitly permitted hereunder; (ix) loans and advances to officers, directors and employees of the Borrowers or any of their Subsidiaries (A) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances) and (B) for purposes not described in the foregoing subclause (A), in an aggregate principal amount outstanding pursuant to this clause (B) not to exceed $150,000; (x) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment; (xi) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business; (xii) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices; (xiii) guarantee obligations of any Loan Party of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business; (xiv) Investments held by a Person acquired, or Investments constituting part of the assets acquired (including, in each case, by way of merger or consolidation), after the Closing Date and otherwise in accordance with this Section 7.05 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation and (xv) advances of payroll payments to employees in the ordinary course of business.

7.6Asset Sales. Effect any disposition of any property, except that the following shall be permitted:  (a) dispositions of surplus, worn-out or obsolete property;(b) other dispositions of property for fair market value and 75% cash consideration; (c) leases or subleases of real or personal property in the ordinary course of business; (d)

sales of inventory in the ordinary course of business; (e) any disposition by a Loan Party to another Loan Party; (f) sales or Leases of inventory to customers in the ordinary course of business; (g) fair market value sales of Cash Equivalents; (h) to the extent required by law; (i) dispositions of non-cash assets of any Person acquired pursuant to an Investment otherwise permitted hereby, provided that any such disposition occurs within eighteen (18) months following any such Investment; and (j) asset swaps of wireless assets in an aggregate amount not to exceed $10,000,000 in any fiscal  year of a Borrower.

7.7Mergers and Consolidations. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any time), except that the following shall be permitted: (a) any Loan Party may merge with any other Loan Party; provided that, if any Loan Party is a Borrower, at least one of the Borrowers shall be the surviving entity after giving effect to any such merger; (b) any Loan Party may dissolve, liquidate or wind up its affairs if such dissolution, liquidation or winding up is not disadvantageous to the Lender in  any material respect and all assets of such Loan Party are distributed to another Loan Party; provided that, if such Loan Party is a Borrower, at least one of the Borrowers shall be the surviving entity after giving effect to any such merger; (c) any direct or indirect Subsidiary of a Borrower that is not a Loan Party may merge with any other direct or indirect Subsidiary of a Borrower; (d) any direct or indirect Subsidiary of a Borrower that is not a Loan Party may dissolve, liquidate or wind up its affairs if such dissolution, liquidation or winding up is not disadvantageous to the Lender in any material respect and all assets of such Subsidiary are distributed to another direct or indirect Subsidiary of a Borrower; and (e) any Investment permitted hereunder may be structured as a merger, consolidation or amalgamation.

7.8Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Loan Party, other than (a) on terms and conditions at least as favorable to such Loan Party as would reasonably be obtained by such Loan Party at that time in a comparable arm’s-length transaction with a Person other than an Affiliate; (b) as otherwise permitted hereunder; (c) transactions among the Loan Parties; (d) transactions among any direct or indirect Subsidiary of a Borrower that is not a Loan Party and any other direct or indirect Subsidiary of a Borrower that is not a Loan Party; and (e) payment of compensation to directors, officers and employees in the ordinary course of business for services actually rendered in their capacities as directors, officers and employees.

7.9Modifications of Organizational Documents. Directly or indirectly amend or modify, or permit the amendment or modification of, any of such Loan Party’s organizational documents or any agreement with respect to its Equity Interests, other than those amendments, modifications or changes that could not reasonably be expected to be materially adverse to the interests of the Lender.

7.10Burdensome Agreements. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance, restriction or condition on the ability of any Subsidiary Guarantor to (i) pay dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by any Loan Party, or pay any Indebtedness owed to any Loan Party, (ii) make loans or advances to any Loan Party, (iii) transfer any of its properties to any Loan Party or (iv) encumber assets of a Subsidiary Guarantor, except for such encumbrances, restrictions or conditions existing under or by reason of: (A) applicable legal requirements; (B) this Agreement and the other Loan Documents; (C) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; (D) customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business; (E) customary restrictions and conditions contained in any agreement relating to the sale or other disposition of any property pending the consummation of such sale; provided that (i) such restrictions and conditions apply only to the property to be sold, and (ii) such sale or other disposition is permitted hereunder; (F) capital leases and purchase money obligations; (G) restrictions affecting non-wholly-owned direct or indirect Subsidiaries of any Borrower and (H) restrictions contained in any documents evidencing Indebtedness permitted hereunder

7.11Business. Engage (directly or indirectly) in any businesses other than those businesses in which the Loan Parties are engaged on the date hereof and reasonable extensions thereof or such business related or incidental thereto.

8.EVENTS OF DEFAULT

8.1The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement:

(a)Representations and Warranties. Any representation or warranty made herein, in any of the other Loan Documents or in any statement, report, certificate, financial statement or other document furnished or to be furnished by any Credit Party in connection with this Agreement or the other Loan Documents shall be false or misleading in any material respect on the date made or deemed made.

(b)Payment. Failure of the Loan Parties to (i) repay or prepay any outstanding principal amount of the Loan at the time required pursuant to this Agreement; or (ii) pay any interest or other Obligations not constituting principal, and in the case of this clause (ii),  such failure continues for two (2) Business Days.

(c)Other Covenants.

(i)No Grace Period. Failure of the Loan Parties to observe or perform any covenant or agreement contained in Sections 6.02, 6.03, 6.04, 6.05, or 6.06, or Article 7 of this Agreement.

(ii)Thirty Day Grace Period. Failure of any Loan Party to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document not otherwise covered by the other provisions of this Article 8, and such failure shall remain unremedied for thirty (30) calendar days after the earlier of (i) written notice thereof shall have been given to the Borrowers by the Lender or (ii) the date on which an officer of any Loan Party becomes aware of such failure.

(d)[Reserved].

(e)Other Obligations (Loan Parties). (i) Default by any Loan Party in the payment when due of any portion of any Indebtedness (other than the Obligations), whether principal, interest, premium or otherwise, having an aggregate principal amount in excess of $2,000,000, in each case, after giving effect to any applicable grace or cure periods, or (ii) failure by any Loan Party to comply with any agreement evidencing or governing any such Indebtedness if the effect of such failure is to permit the holders of such Indebtedness to accelerate such Indebtedness.

(f)Other Obligations (Parent Guarantor).  (i)  Default  by   Parent Guarantor in the payment when due of Indebtedness (other than the Obligations), whether principal, interest, premium or otherwise with an aggregate principal amount in excess of 5% of total assets of the Parent Guarantor, in each case, after giving effect to any applicable grace or cure periods or (ii) failure by Parent Guarantor to comply with any agreement evidencing or governing any such Indebtedness if the effect of such failure is to permit the holders of such Indebtedness to accelerate such Indebtedness.

(g)Bankruptcy. (i) A court shall enter a decree or order for relief with respect to any Credit Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official, or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) days, or (ii) any Credit Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or under any such law, or consent to the appointment or taking of possession by a receiver, liquidator, assignee, custodian or trustee, of a substantial part of its property, or make any general assignment for the benefit of creditors.

(h)Dissolution or Liquidation.  Unless otherwise permitted hereunder, the dissolution or liquidation of a Borrower or any Subsidiary Guarantor.

(i)Final Judgment.A final non-appealable judgment in excess of$2,000,000 (such amount not adequately covered by insurance as to which the insurance company has not denied coverage in writing) shall be entered against any Loan Party and shall remain unsatisfied or without a stay for a period of sixty (60) days.

(j)Loan Document Enforceability. Any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by or on behalf of (i) any Credit Party, (ii) any other Person to the extent that a judgment in favor of such Person with respect to such proceeding would reasonably be expected to have a Material Adverse Effect, or (iii) by any governmental authority, in each case, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Credit Party (directly or indirectly) shall repudiate, revoke, terminate or rescind (or purport to do any of the foregoing) or deny any portion of its liability or obligation for the Obligations.

(k)Liens. Any security interest and Lien purported to be created by any Loan Document shall cease to be in full force and effect, or shall cease to give the Lender, the Liens, rights, powers and privileges purported to be created and granted under such Loan Documents, or shall be asserted by or on behalf of any Loan Party not to be, a valid, enforceable, perfected, first priority security interest in or Lien on the Collateral covered thereby, in each case, other than Permitted Liens.

8.2Right to Cure.  In the event that the Borrowers fail to comply with Section 6.4 with respect to any fiscal year of the Borrowers, until the 20th day after the date the Borrowers are required pursuant to Section 6.05 to deliver the Compliance Certificate with respect to such fiscal year, a Borrower shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of such Borrower, and apply the amount of the proceeds thereof to increase Annual Operating Cash Flow with respect to such fiscal year (the “Cure Right”); provided that, (a) such proceeds are actually received by such Borrower no later than 20 days after the date on which financial statements are required to be delivered with respect to such fiscal year hereunder, (b) such proceeds do not exceed the aggregate amount necessary to cure (by addition to Annual Operating Cash Flow) such Event of Default under Section 6.04 for such period and (c) the Cure Right shall not be exercised more than six times during the term of the Loan. If, after giving effect to the foregoing pro forma adjustment (but not, for the avoidance of doubt, giving pro forma effect to any repayment of Indebtedness in connection therewith), the Borrowers are in compliance with Section 6.04, the Borrowers shall be deemed to have satisfied the requirements of such Section as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of Section 6.04 that had occurred shall be deemed cured for all purposes of this Agreement and any other Loan Document. The parties hereby acknowledge that this Section shall not result in any adjustment to any amounts other than the amount of the Annual Operating Cash Flow referred to in the immediately preceding sentence and shall be disregarded for purposes of the calculation of Annual Operating Cash Flow for all other purposes.

9.RIGHTS AND REMEDIES

9.1Rights and Remedies of the Lender. Upon the occurrence of an Event of Default, the Lender may exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to all rights and remedies available to the Lender under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

(i)Declare all unpaid principal outstanding on the Note, all accrued and unpaid interest thereon, and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

(ii)Institute any proceeding or proceedings to enforce the Obligations owed to, or any Liens in favor of, the Lender.

(iii)Pursue all rights and remedies available to the Lender that are contemplated by the Loan Documents in the manner, upon the conditions, and with the effect provided in the Loan Documents, including but not limited to a suit for specific performance, injunctive relief or damages.

(iv)Pursue any other rights and remedies available to the Lender at law or in equity.

9.2Cumulative Nature of Remedies. Nothing herein shall limit the right of the Lender, subject to notice and right to cure provisions contained herein, to pursue all rights and remedies available to a creditor following the occurrence of an Event of Default subject to compliance, if required, with the rules and regulations of the FCC and any state public service or utilities commission having jurisdiction. Each right, power and remedy of the Lender in this Agreement and/or the Other Agreements shall be cumulative and concurrent, and recourse to one or more rights or remedies shall not constitute a waiver of any other right, power or remedy.

9.3Costs and Expenses. The Borrowers shall promptly reimburse the Lender upon request for any reasonable and documented costs and out-of-pocket expenses paid or incurred by the Lender (including, without limitation, reasonable and documented fees and expenses of outside attorneys, limited, in the case of any such costs and expenses reimbursed under clauses (d) and (e) of this Section 9.03, to one outside counsel) for all actions the Lender takes to (a) enforce the payment of any Obligation, to effect collection of any of the Collateral, or in preparation for such enforcement or collection, (b) institute, maintain, preserve, enforce and foreclose on the Lender’s security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, (c) restructure any of the Obligations, (d) review, approve or grant any consents or waivers hereunder, and (e) prepare, negotiate, execute, deliver, review, amend or modify the Loan Documents, or any other agreements, documents and instruments deemed necessary or appropriate by the Lender in connection with any of the foregoing, in each case, after the Closing Date. All such expenses identified in this Section 9.03 shall be Obligations and shall be secured by the Collateral and shall be payable upon demand, and if not paid, shall accrue interest at the Default Rate in accordance with Section 2.05 hereof; provided,  however, that such interest rate shall not be in excess of the maximum rate permitted by law.

9.4Late Payment Charges. If payment of any principal and/or interest due under the terms of the Note is not received at the office of the Lender in Dulles, Virginia, or as the Lender may otherwise designate to the Borrowers, within such time period as the Lender may prescribe from time to time in its policies in connection with any late payment charges (such unpaid amount of principal and/or interest being herein called the "delinquent amount" and the period beginning after such due date until payment of the delinquent amount being herein called the "late-payment period"), the Borrowers will pay to the Lender, in addition to all other amounts due under the terms of the Loan Documents, any late-payment charge as may be fixed by the Lender from time to time, on the delinquent amount for the late-payment period.

9.5Lender's Setoff. The Lender shall have the right, in addition to all other rights and remedies available to it, to setoff and to recover against any or all of the Obligations due to the Lender, any monies now and hereafter owing to any Credit Party by the Lender. The Credit Parties waive all rights of setoff, deduction, recoupment and counterclaim.

10.MISCELLANEOUS

10.1Performance for the Borrowers. Each Borrower agrees and hereby authorizes that the Lender may during the existence of an Event of Default, in its sole discretion, but the Lender shall not be obligated to, advance funds on behalf of such Borrower without prior notice to such Borrower, in order to insure each Loan Party’s compliance with any material covenant, warranty, representation or agreement of each Loan Party made in or pursuant to this Agreement or any of the Other Agreements, to preserve or protect any right or interest of the Lender in the Collateral or under or pursuant to this Agreement or any of the Other Agreements, including without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of the Loan Parties; provided, however, that the making of any such advance by the Lender shall not constitute a waiver by the Lender of any Event of Default with respect to which such advance is made nor relieve the Borrowers of any such Event of Default. The Borrowers shall pay to the Lender upon demand all such advances made by the Lender with interest thereon at the Default Rate. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted the Lender under the Collateral Documents to the extent permitted by law.

10.2[Reserved].

10.3Waivers by Loan Parties. Each Loan Party hereby waives, to the extent the same may be waived under applicable law: (a) in the event the Lender seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (b) presentment, demand for payment, protest and notice of non-payment and all exemptions; and (c) substitution, impairment, exchange or release of any collateral security for any of the Obligations. Each Loan Party agrees that the Lender may exercise any or all of its rights and/or remedies hereunder and under the Other Agreements without resorting to and without regard to security or sources of liability with respect to any of the Obligations.

10.4Waivers by the Lender. Neither any failure nor any delay on the part of the Lender in exercising any right, power or remedy hereunder or under any of the Other Agreements shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

10.5Lender's Records. Every statement of account or reconciliation rendered by the Lender to the Borrowers with respect to any of the Obligations shall be presumed conclusively to be correct and shall constitute an account stated between the Lender and the Borrowers unless, within ten (10) Business Days after such statement or reconciliation shall have been mailed, postage prepaid, to the Borrowers, the Lender shall receive written notice of specific objection thereto.

10.6Modifications. No modification or waiver of any provision of this Agreement, the Note or any of the Other Agreements, and no consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon any Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in the same, similar or other circumstances.

10.7Notices. All notices, requests and other communications provided for herein including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement shall be given or made in writing (including, without limitation, by telecopy) and delivered to the intended recipient at the "Address for Notices" specified below; or, as to any party, at such other address as shall be designated by such party in a notice to the other party. All such communications shall be deemed to have been duly given (i) when personally delivered including, without limitation, by overnight mail or courier service, (ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (iii) in the case of notice by telecopy, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (i) or (ii) above in each case given or addressed as provided for herein. The Address for Notices of each of the respective parties is as follows:

The Lender:

Rural Telephone Finance Cooperative 20701
Cooperative Way
Dulles, VA 20166
Attention: Senior Vice President and Administrative Officer
Fax: 703-467-5170

The Borrowers:

The address set forth in Schedule 1 hereto

10.8GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)THE PERFORMANCE AND CONSTRUCTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)EACH CREDIT PARTY AND THE LENDER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES COURTS LOCATED IN NEW YORK, NEW YORK AND OF ANY STATE COURT SO LOCATED FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH CREDIT PARTY AND THE  LENDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE ESTABLISHING OF THE VENUE OF ANY SUCH

PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH CREDIT PARTY AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.9Non-Business Day Payments. If any payment to be made by the Borrowers hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

10.10Survival; Successors and Assigns. All covenants, agreements, representations and warranties made herein and in the Other Agreements shall survive the execution of this Agreement and the execution and delivery to the Lender of the Note, and shall continue in full force and effect until all of the Obligations have been paid in full. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include, and this Agreement shall be binding upon and inure to the benefit of, the successors and permitted assigns of such party. All covenants, agreements, representations and warranties by or on behalf of the Borrowers which are contained in this Agreement and the Other Agreements shall inure to the benefit of the successors and assigns of the Lender.

10.11Assignment. The Lender may assign its rights and obligations under this Agreement and the Other Agreements with the consent of the Borrowers (unless an Event of Default shall have occurred and be continuing, in which case no such consent will be required), such consent not to be unreasonably withheld or delayed; provided that, notwithstanding anything to the contrary contained herein, the Lender may not assign any of its rights or obligations under this Agreement or any Other Agreement prior to the fifteen (15) month anniversary of the Closing Date. For the avoidance of doubt, nothing herein, including the provisions of this Section 10.11, shall restrict the Lender’s right to pledge or collaterally assign its rights hereunder and under each Other Agreement to its lenders and the consent of the Borrowers shall not be required for any such pledge or collateral assignment. No Borrower may assign any of its rights or obligations under this Agreement or the Other Agreements without the prior written consent of the Lender.

10.12Severability. If any term, provision or condition, or any part thereof, of this Agreement or any of the Other Agreements shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement, the Note, and the Other Agreements shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

10.13Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

10.14Headings/Use of Terms. The headings and sub-headings contained in this Agreement are intended to be used for convenience only and do not constitute part of this Agreement. The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa.

10.15Further Assurances. Subject to the terms and conditions of the Loan Documents, each Borrower will, upon demand of the Lender, make, execute, acknowledge and deliver all such further and supplemental indentures of mortgage, deeds of trust, mortgages, financing statements, continuation statements, security agreements and/or any other instruments and conveyances as may be reasonably requested by the Lender to effectuate the intention of this Agreement and to provide for the securing and payment of the principal of and interest on the Note according to the terms thereof.

10.16Merger and Integration. This Agreement, the attached exhibits and the matters incorporated by reference contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein, shall be valid or binding.

10.17Schedule 1. Schedule 1 attached hereto is an integral part of this Agreement and is incorporated herein by reference.

10.18Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person  or  its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal  process; (d)  to  any other  party hereto; (e)  in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee or participant in, any of its rights and obligations under this Agreement; (g) on a confidential basis to (i) any rating agency and (ii) its auditors; (g) with the consent of any Borrower; or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.18, or (y) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than any Credit Party. For purposes of this Section 10.18, “Information” means all information received from any Borrower or any of its Subsidiaries relating to any Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by any Borrower or any of its Subsidiaries; provided that, in the case of information received from any Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.18 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. “Related Parties”  means with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, counsel and advisors of such Person and of such Person’s Affiliates.

10.19ACKNOWLEDGEMENT; WAIVERS. NOTWITHSTANDING ANY BORROWER’S MEMBERSHIP IN THE LENDER, AND AS A MATERIAL PART OF THE CONSIDERATION FOR THE LENDER MAKING THE LOAN, EACH BORROWER ACKNOWLEDGES THAT, NOTWITHSTANDING ANYTHING SET FORTH IN THE LENDER'S BYLAWS, OR ANY OTHER RELEVANT DOCUMENT, AT ANY TIME (A) NO AMOUNTS OF NET SAVINGS SHALL BE CREDITED TO ANY BORROWER ON THE BOOKS OF THE LENDER, (B) THE BORROWERS SHALL NOT RECEIVE, AND THE LENDER SHALL NOT BE OBLIGATED TO PROVIDE, NOTICES OF ALLOCATION OF PATRONAGE UNDER SECTION 1388 OF THE INTERNAL REVENUE CODE, AND (C) THE BORROWERS SHALL NOT BE ENTITLED TO, AND SHALL NOT RECEIVE, PAYMENT FROM THE LENDER OF ANY PATRONAGE DISTRIBUTIONS. AFTER REVIEW OF THE LENDER'S BYLAWS BY BORROWERS' COUNSEL, EACH BORROWER HEREBY KNOWINGLY AND INTENTIONALLY WAIVES THE PROVISIONS OF SAID BYLAWS THAT APPLY TO THE TRACKING, CREDITING, ALLOCATION AND PAYMENT OF PATRONAGE DISTRIBUTIONS.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first above written.

ATN VI HOLDINGS, LLC, as a Borrower

By:
Name:
Title:

Immediately upon consummation of the Acquisition:

CARIBBEAN ASSET HOLDINGS LLC, as a Borrower

By:
Name:
Title:

-Signature Page to Loan Agreement-

RURAL TELEPHONE FINANCE COOPERATIVE, as the Lender

By:
Name:
Title:

-Signature Page to Loan Agreement-

SCHEDULE 1

1.The date of the Borrowers’ financial statement referred to in Section 4.06 is            , 20   .

2.Below is the following information for such Loan Party: (a) such Loan Party’s exact legal name, (b) such Loan Party’s type and jurisdiction of organization, (c) such Loan Party’s organizational identification number or accurately states that the such Loan Party has none, (d) such Loan Party’s place of business or, if more than one, its chief executive office as well as the Borrowers’  mailing address if different, (e) the number of authorized shares of each class of Equity Interests of such Loan Party, the number of shares outstanding and the number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights.                     .

3.The government authorities referred to in Section 4.13 are:           .

4.The  address  for  notices  to  the  Borrowers  referred  to  in  Section  10.07  is                                   ,   Attention:                                       , Fax:                                         .

SCHEDULE 2

Existing Liens

SCHEDULE 3

Subsidiary Guarantors as of the Closing Date

Caribbean Communication Corp.
St. Croix Cable T.V., Inc.
ICC T.V., Inc.
Innovative Long Distance, Inc.
Vitelcom Cellular, Inc.
VI Powernet, LLC
DTR Holdings, LLC
BVI Asset Holdings, LLC
STM Asset Holdings, LLC

SCHEDULE 4.04

Conflicting Agreements

SCHEDULE 4.05

Existing Litigation

SCHEDULE 4.14

Certain Plan Contributions

SCHEDULE 7.02(b)

Existing Indebtedness

SCHEDULE 7.05

Existing Investments

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

[see attached]

EXHIBIT A-2

SECURED PROMISSORY NOTE

[follows this cover page]

SECURED PROMISSORY NOTE

$60,000,000

           , 201[5][6]

ATN VI HOLDINGS, LLC, a Delaware limited liability company ("Holdings") and, immediately upon consummation of the Acquisition (as defined in the Loan Agreement referred to below), CARIBBEAN ASSET HOLDINGS LLC, a Delaware limited liability company (“CAH” and, together with Newco, each a “Borrower” and collectively the “Borrowers”), for value received, hereby jointly and severally promise to pay, without setoff, deduction, recoupment or counterclaim, to RURAL TELEPHONE FINANCE COOPERATIVE (the "Payee"), at its office in Dulles, Virginia, or such other location as the Payee may designate to the Borrowers, in lawful money of the United States, the principal sum of SIXTY MILLION AND NO/100 DOLLARS ($60,000,000), or such lesser sum of the aggregate unpaid principal amount of all advances made by the Payee pursuant to that certain Loan Agreement dated as of even date herewith by and between the Borrowers and the Payee (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), and to pay interest on all amounts remaining unpaid hereunder from the date of each advance in like money, at said office, at the rate and in amounts and payable on the dates provided in the Loan Agreement together with any other amount payable under the Loan Agreement. If not sooner paid, any balance of the principal amount and interest accrued thereon shall be due and payable on the Maturity Date (as defined in the Loan Agreement). The Loan Agreement provides for the acceleration of the maturity of this Note and other rights and remedies upon the occurrence of certain events specified therein.

This Secured Promissory Note (this “Note”) is secured under the Collateral Documents (as defined in the Loan Agreement). This Note is the Note referred to in, and has been executed and delivered pursuant to, the Loan Agreement. The principal hereof and accrued interest thereon and any other amount due under the Loan Agreement may be declared to be forthwith due and payable in the manner, upon the conditions, and with the effect provided in the Loan Agreement.

Except to the extent, if any, that notice of default is expressly required in any of the other Loan Documents (as defined in the Loan Agreement), the Borrowers and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of  dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re- extended from time to time without notice to any of them. Each such person agrees that its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective successors and permitted assigns of the Borrowers and the Payee.

The obligations of the Borrowers hereunder shall be joint and several.

The records of the Payee shall be prima facie evidence of the amounts owing on this note.

If any provision of this Note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Note shall not be affected thereby, and this Note shall be liberally construed so as to carry out the intent of the parties to it.

THE PERFORMANCE AND CONSTRUCTION OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[signature page follows]

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed as of the day and year first above written.

ATN VI HOLDINGS, LLC, as a Borrower

By:
Name:
Title:

Immediately upon consummation of the Acquisition:

CARIBBEAN ASSET HOLDINGS LLC, as a Borrower

By:
Name:
Title:

RTFC Loan No.: MA 802-9001

-Signature Page to Secured Promissory Note-

EXHIBIT A-3

PARENT GUARANTY

[follows this cover page]

GUARANTY

This guaranty agreement (this "Guaranty") is made and executed as of [     ], 201[5][6], by ATLANTIC TELE-NETWORK, INC., a Delaware corporation (the "Guarantor") in favor of RURAL TELEPHONE FINANCE COOPERATIVE, a District of Columbia cooperative association (the "Lender").

WHEREAS, concurrently with the execution and delivery of this Guaranty, the Lender has made a loan to ATN VI HOLDINGS, LLC, a Delaware limited liability company ("Holdings"), and, immediately upon consummation of the Acquisition (as defined in the Loan Agreement), CARIBBEAN ASSET HOLDINGS LLC, a Delaware limited liability company (“CAH” and, together with Newco, each a “Borrower” and collectively the “Borrowers”) pursuant to a Loan Agreement dated as of even date herewith (the “Loan Agreement”), by and among the Borrowers and the Lender, and evidenced by that certain Secured Promissory Note made by the Borrowers payable to the Lender, dated as of even date herewith (the “Note”) in the original principal amount of

$60,000,000 (capitalized terms used herein but not defined shall have the meanings provided for such terms in the Loan Agreement);

WHEREAS, as of the Closing Date, Holdings is a wholly-owned subsidiary of the Guarantor and the Guarantor has determined that it is in its interest and to its financial benefit that the Borrowers and the Lender enter into the Loan Agreement; and

WHEREAS, this Guaranty is executed and delivered to the Lender by the Guarantor to induce the Lender to make the loan evidenced by the Loan Agreement and the Note and in satisfaction of a material condition precedent to the extension of credit by the Lender.

NOW, THEREFORE, in consideration of the advance of the Loan by the Lender to the Borrowers and the benefits derived by the Guarantor therefrom, it is agreed as follows:

1.The Guarantor hereby absolutely and unconditionally, jointly and severally guarantees to the Lender the due and prompt payment of (a) the outstanding principal amount due from the Borrowers to the Lender, whether at maturity or earlier by acceleration or otherwise, under the Note, (b) all accrued interest thereon (including interest accruing after filing of any bankruptcy petition by or against any Borrower), (c) all other indebtedness, liabilities and obligations of the Borrowers to the Lender under the Loan Documents, (d) all costs, fees and expenses of the Lender that the Borrowers are required to pay under the Loan Documents (including costs of collection and reasonable attorneys’ fees) and (e) all other Obligations, whether any of the foregoing are now existing or hereafter arising, and all extensions, renewals, modifications or amendments to any of the foregoing. The obligations referred to in items (a) through (e) above are collectively referred to herein as the “Guaranteed Obligations”.

2.The Guarantor further agrees to pay the Lender any and all reasonable and documented costs and out-of-pocket expenses (including reasonable attorneys' fees) paid or incurred by the Lender in enforcing or endeavoring to enforce this Guaranty.

3.The Lender may, at the Lender's option, proceed to enforce this Guaranty directly against the Guarantor without first proceeding against any Borrower, any co-guarantor, or any other person liable for payment or performance under the Loan Documents and without first proceeding against or exhausting any collateral now or hereafter held by the Lender to secure payment or performance under the Loan Documents.

4.The Guarantor waives diligence, presentment, protest, notice of dishonor, demand for payment, notice of nonpayment or nonperformance, notice of the incurrence of the Guaranteed Obligations by any Borrower, notice of acceptance of this Guaranty and all other notices of any nature in connection with the exercise of the Lender's rights under the Loan Documents or this Guaranty. Performance by the Guarantor hereunder will not entitle the Guarantor to any payment by any Borrower under any claim for contribution, indemnification, subrogation or otherwise, until such time as the Borrowers shall have paid in full all amounts owing to the Lender and performed all of the Borrowers' Obligations under the Loan Documents, in each case other than any contingent indemnification obligations not then due and owing. The Guarantor waives the right to require suit against the Borrowers or any other party before enforcing this Guaranty, and all rights to setoffs and counterclaims against the Lender and agrees that any rights which the Guarantor might now or hereafter hold against the Borrowers and any co-guarantors will be subordinate, junior and inferior to all rights which the Lender might now or hereafter hold against the Borrowers and any co-guarantors. The Guarantor agrees that it will not assert any right of contribution against any other guarantor of the Guaranteed Obligations or the obligations related thereto until such time as all of the Guaranteed Obligations have been paid in full to the Lender and all of such obligations have been performed, in each case other than any contingent indemnification obligations not then due and owing. Notwithstanding the foregoing, the Guarantor waives all rights of subrogation and contribution in any bankruptcy or insolvency proceeding filed by or against any Borrower or any other guarantor to the extent that the exercise of such rights would require the Lender to return to the bankruptcy estate of any Borrower or any other guarantor any payments received by the Lender on account of the Guaranteed Obligations.

5.The Guarantor hereby consents and agrees that renewals and extensions of time of payment, surrender, release, exchange, substitution, dealing with or taking of additional collateral security, taking or release of other guarantees, abstaining from taking advantage of or realizing upon any collateral security or other guarantees and any and all other forbearances or indulgences granted by the Lender to the Borrowers or any other party may be made, granted and effected by the Lender without notice to the Guarantor and without in any manner affecting its liability hereunder.

6.Nothing herein contained shall limit the Lender in exercising any rights held under any one or more of the Loan Documents. In the event of any default under the Loan Documents or this Guaranty, the Lender will be entitled to selectively and successively enforce any one or more of the rights held by the Lender and such action will not be deemed a waiver of any other rights held by the Lender. All of the remedies of the Lender under this Guaranty and the Loan Documents are cumulative and not alternative.

7.In accordance with the terms and conditions of the Loan Agreement, if an Event of Default (as defined in the Loan Agreement) has occurred and is continuing under the Loan Agreement, then the Lender shall have the right to declare the Guaranteed Obligations immediately due and payable in full, without notice to the Guarantor.

8.[Reserved].

9.GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)THE PERFORMANCE AND CONSTRUCTION OF THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)EACH OF THE GUARANTOR AND THE LENDER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES COURTS LOCATED IN NEW YORK, NEW YORK AND OF ANY STATE COURT SO LOCATED FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE GUARANTOR AND THE LENDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE ESTABLISHING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH OF THE GUARANTOR AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.If any payment or thing of value should be received and accepted by the Lender in payment of any Guaranteed Obligations and it should subsequently be determined or adjudged that such payment be void or voidable under any law or statute now or hereafter in effect, the receipt of such payment by the Lender shall, as to the Guarantor, be deemed a provisional receipt and if any such payment should be avoided or set aside under any such law or statute, the Guarantor shall be and remain liable to the Lender in respect thereof as if such payment had not been received by the Lender notwithstanding any release or discharge of this Guaranty to the Guarantor issued or granted by the Lender in the belief or assumption that its receipt of such payment was absolute and not subject to any avoidance.

11.The Guarantor represents and warrants to the Lender as of the date of this Guaranty that:

11.1Solvency. Both immediately before and immediately after giving effect to this Guaranty, (a) the fair value of the properties of the Guarantor and its Subsidiaries, on a consolidated basis, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Guarantor and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Guarantor and its Subsidiaries, on a consolidated basis, do not intend to incur, and do not believe that they will incur, debts and liabilities beyond their ability to pay such debts and liabilities when they become due; and (d) the Guarantor and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the date of this Guaranty.

11.2Good Standing. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has the power to own its property and to carry on its business, and, except as could not be reasonably expected to have Material Adverse Effect (as defined below), is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary. As used herein, “Material Adverse Effect” shall mean (a) a material adverse effect upon the business, results of operations, or financial condition of the Guarantor and its Subsidiaries, taken as a whole, or (b) the impairment of any Liens in favor of the Lender, of the ability of each Credit Party to perform its obligations under the Loan Documents or of the Lender to enforce any material provision of any Loan Document or collect any of the Obligations. In determining whether any individual event would reasonably be expected to have a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then-existing events would reasonably be expected to have a Material Adverse Effect.

11.3Authority. The Guarantor has the organizational power and authority to enter into Loan Documents to which it is a party and to incur and perform its obligations thereunder, all of which have been duly authorized by all necessary and proper organizational and other action by the Guarantor, and no consent or approval of any person, including, as applicable and without limitation, stockholders, members and partners of the Guarantor, and any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability of any Loan Document to which the Guarantor is a party.

11.4No Conflicting Agreements. The execution, delivery of and performance by the Guarantor of this Guaranty, and the transactions contemplated hereby, will not violate (a) any provision of law, any order, rule or regulation of any court or other agency of government, any award of any arbitrator, the charter or by-laws of the Guarantor, or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Guarantor is a party or by which it or any of its property is bound, in each case except as would not reasonably be expected to have a Material Adverse Effect, or (b) the Parent Credit Agreement.

11.5Litigation. There are no judgments, claims, actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or its properties, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which could reasonably be expected to have a Material Adverse Effect, and the Guarantor is not, to its knowledge, in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would reasonably be expected to have a Material Adverse Effect.

11.6Taxes. The Guarantor has paid or caused to be paid all federal, state and local taxes to the extent that such taxes have become due and owing, unless (i) the Guarantor is contesting in good faith any such tax or (ii) the failure to pay any such taxes would not reasonably be expected to have a Material Adverse Effect. The Guarantor has filed or caused to be filed all federal, state and material local tax returns which are required by applicable law to be filed by the Guarantor.

11.7Licenses and Permits. The Guarantor has duly obtained and now holds all licenses, permits, certifications, approvals and the like necessary to own and operate its property and business that are required by federal, state and local laws of the jurisdictions in which the Guarantor conducts its business the failure of which to obtain and hold could reasonably be expected to have a Material Adverse Effect, and each remains valid and in full force and effect.

11.8Required Approvals. No material license, consent, permit or approval of any governmental agency or authority is required to enable the Guarantor to enter into this Guaranty or to perform any of its obligations provided for herein except as disclosed to the Lender and except with respect to regulatory approvals which may be required in connection with the Lender's enforcement of certain remedies hereunder.

12.All notices, requests and other communications provided for herein including, without limitation, any modifications of, or waivers, requests or consents under, this Guaranty shall be given or made in writing (including, without limitation, by telecopy) and delivered to the intended recipient at the "Address for Notices" specified below; or, as to any party, at such other address as shall be designated by such party in a notice to the other party. All such communications shall be deemed to have been duly given (i) when personally delivered including, without limitation, by overnight mail or courier service, (ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (iii) in the case of notice by telecopy, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (i) or (ii) above in each case given or addressed as provided for herein. The Address for Notices of each of the respective parties is as follows:

The Lender:

Rural Telephone Finance Cooperative 20171
Cooperative Way Dulles, Virginia 20166
Attention:	Senior Vice President, RTFC
Fax:	(703) 467-5170

The Guarantor:

Attention:
Fax:

13.If any provision of this Guaranty is held to be invalid, illegal or unenforceable in any respect or application for any reason, such invalidity, illegality or unenforceability will not affect any other provisions herein contained and such other provisions will remain in full force and effect. This Guaranty will be binding on the Guarantor and all successors and permitted assigns of the Guarantor and will inure to the benefit of the Lender and all successors and permitted assigns of the Lender. The Guarantor consents to the assignment of all or any portion of the rights of the Lender hereunder in connection with any assignment of the rights of the Lender under the Loan Documents, in each case, in accordance with the terms and conditions of the Loan Agreement.

14.This Guaranty shall operate as a continuing guaranty and shall expire only upon the satisfaction in full of all Obligations under the Loan Documents, in each case, other than any contingent indemnification obligations not then due and owing.

15.This Guaranty may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same document.

Signature pages may be detached from the counterparts and attached to a single copy of this Guaranty to physically form one document.

[signature page follows]

IN WITNESS WHEREOF, the Guarantor has executed and delivered to the Lender this Guaranty as of the day and year first above written.

ATLANTIC TELE-NETWORK, INC., as the Guarantor

By:
Name:
Title:

-Signature Page to Guaranty-

EXHIBIT A-4

SUBSIDIARY GUARANTY

[follows this cover page]

GUARANTY

This guaranty agreement (this "Guaranty") is made and executed as of [                    ], 201[5][6], by each of the undersigned (together with each other party that may be joined hereto after the date hereof in accordance with the Loan Agreement, each a "Guarantor" and collectively the “Guarantors”) in favor of RURAL TELEPHONE FINANCE COOPERATIVE, a District of Columbia cooperative association (the "Lender").

WHEREAS, concurrently with the execution and delivery of this Guaranty, the Lender has made a loan to ATN VI HOLDINGS, LLC, a Delaware limited liability company ("Holdings"), and, immediately upon consummation of the Acquisition (as defined in the Loan Agreement), CARIBBEAN ASSET HOLDINGS LLC, a Delaware limited liability company (“CAH” and, together with Newco, each a “Borrower” and collectively the “Borrowers”) pursuant to a Loan Agreement dated as of even date herewith (the “Loan Agreement”), by and among the Borrowers and the Lender, and evidenced by that certain Secured Promissory Note made by the Borrowers payable to the Lender, dated as of even date herewith (the “Note”) in the original principal amount of $60,000,000 (capitalized terms used herein but not defined shall have the meanings provided for such terms in the Loan Agreement);

WHEREAS, as of the Closing Date, each Guarantor is a direct or indirect wholly-owned subsidiary of the Borrowers and each Guarantor has determined that it is in its interest and to its financial benefit that the Borrowers and the Lender enter into the Loan Agreement; and

WHEREAS, this Guaranty is executed and delivered to the Lender by the Guarantors to induce the Lender to make the loan evidenced by the Loan Agreement and the Note and in satisfaction of a material condition precedent to the extension of credit by the Lender.

NOW, THEREFORE, in consideration of the advance of the Loan by the Lender to the Borrowers and the benefits derived by each Guarantor therefrom, it is agreed as follows:

1.Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees to the Lender the due and prompt payment of (a) the outstanding principal amount due from the Borrowers to the Lender, whether at maturity or earlier by acceleration or otherwise, under the Note, (b) all accrued interest thereon (including interest accruing after filing of any bankruptcy petition by or against any Borrower), (c) all other indebtedness, liabilities and obligations of the Borrowers to the Lender under the Loan Documents, (d) all costs, fees and expenses of the Lender that the Borrowers are required to pay under the Loan Documents (including costs of collection and reasonable attorneys’ fees) and (e) all other Obligations, whether any of the foregoing are now existing or hereafter arising, and all extensions, renewals, modifications or amendments to any of the foregoing. The obligations referred to in items (a) through (e) above are collectively referred to herein as the “Guaranteed Obligations”.

2.Each Guarantor further agrees to pay the Lender any and all reasonable and documented costs and out-of-pocket expenses (including reasonable attorneys' fees) paid or incurred by the Lender in enforcing or endeavoring to enforce this Guaranty.

3.The Lender may, at the Lender's option, proceed to enforce this Guaranty directly against each Guarantor (and any collateral securing performance of this Guaranty owned by such Guarantor) without first proceeding against any Borrower, any co-guarantor, or any other person liable for payment or performance under the Loan Documents and without first proceeding against or exhausting any collateral  now or hereafter held by the Lender to secure payment or performance under the Loan Documents.

4.Each Guarantor waives diligence, presentment, protest, notice of dishonor, demand for payment, notice of nonpayment or nonperformance, notice of the incurrence of the Guaranteed Obligations by any Borrower, notice of acceptance of this Guaranty and all other notices of any nature in connection with the exercise of the Lender's rights under the Loan Documents or this Guaranty. Performance by each Guarantor hereunder will not entitle such Guarantor to any payment by any Borrower under any claim for contribution, indemnification, subrogation or otherwise, until such time as the Borrowers shall have paid in full all amounts owing to the Lender and performed all of the Borrowers' obligations under the Loan Documents, in each case, other than any contingent indemnification obligations not then due and owing. Each Guarantor waives the right to require suit against the Borrowers or any other party before enforcing this Guaranty, and all rights to setoffs and counterclaims against the Lender and agrees that any rights which such Guarantor might now or hereafter hold against the Borrowers and any co-guarantors will be subordinate, junior and inferior to all rights which the Lender might now or hereafter hold against the Borrowers and any co-guarantors. Each Guarantor agrees that it will not assert any right of contribution against any other Guarantor or any other guarantor of the Guaranteed Obligations or the obligations related thereto until such time as all of the Guaranteed Obligations have been paid in full to the Lender and all of such obligations have been performed, in each case, other than any contingent indemnification obligations not then due and owing. Notwithstanding the foregoing, each Guarantor waives all rights of subrogation and contribution in any bankruptcy or insolvency proceeding filed by or against any Borrower or any other Guarantor or any other guarantor to the extent that the exercise of such rights would require the Lender to return to the bankruptcy estate of any Borrower or any other Guarantor or any other guarantor any payments received by the Lender on account of the Guaranteed Obligations or such obligations.

5.Each Guarantor hereby consents and agrees that renewals and extensions of time of payment, surrender, release, exchange, substitution, dealing with or taking of additional collateral security, taking or release of other guarantees, abstaining from taking advantage of or realizing upon any collateral security or other guarantees and any and all other forbearances or indulgences granted by the Lender to the Borrowers or any other party may be made, granted and effected by the Lender without notice to such Guarantor and without in any manner affecting its liability hereunder.

6.Nothing herein contained shall limit the Lender in exercising any rights held under any one or more of the Loan Documents. In the event of any default under the Loan Documents or this Guaranty, the Lender will be entitled to selectively and successively enforce any one or more of the rights held by the Lender and such action will not be deemed a waiver of any other rights held by the Lender. All of the remedies of the Lender under this Guaranty and the Loan Documents are cumulative and not alternative. If the Lender elects to foreclose any lien created by the Loan Documents, to the extent not otherwise in contravention of any of the other Loan Documents, the Lender is authorized to purchase for the Lender's account all or any part of the collateral covered by such lien at public or private sale and to credit the amount recovered first against any portion of the Loan for which such Guarantor is or may not be liable with any balance remaining to be applied in reduction of the liability of such Guarantor hereunder.

7.In accordance with the terms and conditions of the Loan Agreement, if an Event of Default (as defined in the Loan Agreement) has occurred and is continuing under the Loan Agreement,  then  the  Lender  shall  have  the  right  to  declare  the  Guaranteed  Obligations guaranteed hereunder immediately due and payable in full, without notice to any Guarantor, regardless of whether the Lender has accelerated all or any part of the Guaranteed Obligations.

8.Except as otherwise provided in the Security Agreement, all accounts, deposits, investments and property of each Guarantor with or in the hands of the Lender shall be and stand pledged as collateral security for the obligations of such Guarantor hereunder, and the Lender shall have the same right of setoff with respect to deposits, investments and other credits of such Guarantor as it has with respect to deposits, investments and other credits of the Borrowers. To the extent not otherwise in contravention of the other Loan Documents, the Lender is hereby authorized at any time and from time to time, without prior notice to any Guarantor, to exercise rights of setoff or recoupment and apply any and all amounts held, or hereafter held, by the Lender or owed to such Guarantor or for the credit or account of such Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty. The Lender agrees to notify the applicable Guarantor promptly after any such setoff or recoupment and the application thereof, provided that the failure to give such notice shall not affect the validity of such setoff, recoupment or application. To the extent not otherwise in contravention of the other Loan Documents, the rights of the Lender under this section are in addition to any other rights and remedies (including other rights of setoff or recoupment) which the Lender may have. To the extent not otherwise in contravention of the other Loan Documents, each Guarantor waives all rights of setoff, deduction, recoupment or counterclaim.

9.GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)THE PERFORMANCE AND CONSTRUCTION OF THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)EACH GUARANTOR AND THE LENDER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES COURTS LOCATED IN NEW YORK, NEW YORK AND OF ANY STATE COURT SO LOCATED FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH GUARANTOR AND THE LENDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE ESTABLISHING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH GUARANTOR AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.If any payment or thing of value should be received and accepted by the Lender in payment of any Guaranteed Obligations and it should subsequently be determined or adjudged that such payment be void or voidable under any law or statute now or hereafter in effect, the receipt of such payment by the Lender shall, as to each Guarantor, be deemed a provisional receipt and if any such payment should be avoided or set aside under any such law or statute, each Guarantor shall be and remain liable to the Lender in respect thereof as if such payment had not been received by the Lender notwithstanding any release or discharge of this Guaranty to the Guarantors issued or granted by the Lender in the belief or assumption that its receipt of such payment was absolute and not subject to any avoidance.

11.Each Guarantor hereby represents and warrants to the Lender that the representations and warranties in the Loan Agreement and the other Loan Documents insofar as they apply to such Guarantor are true and correct in all material respects (except to the extent such representation or warranty is already qualified as to materiality or Material Adverse Effect, in which case such representation or warranty is true and correct in all respects).

12.Each Guarantor hereby agrees to observe and comply with each of the covenants and agreements made in the Loan Agreement, insofar as they refer to such Guarantor, or the assets, obligations, conditions, agreements, business, or actions of the Guarantor, or to the Loan Documents to which such Guarantor is a party.

13.All notices, requests and other communications provided for herein including, without limitation, any modifications of, or waivers, requests or consents under, this Guaranty shall be given or made in writing (including, without limitation, by telecopy) and delivered to the intended recipient at the "Address for Notices" specified below; or, as to any party, at such other address as shall be designated by such party in a notice to the other party. All such communications shall be deemed to have been duly given (i) when personally delivered including, without limitation, by overnight mail or courier service, (ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (iii) in the case of notice by telecopy, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (i) or (ii) above in each case given or addressed as provided for herein. The Address for Notices of each of the respective parties is as follows:

The Lender:

Rural Telephone Finance Cooperative 20171
Cooperative Way Dulles, Virginia 20166
Attention:	Senior Vice President, RTFC
Fax:	(703) 467-5170

Each Guarantor:

c/o Atlantic Tele-Network, Inc.

Attention:
Fax:

14.If any provision of this Guaranty is held to be invalid, illegal or unenforceable in any respect or application for any reason, such invalidity, illegality or unenforceability will not affect any other provisions herein contained and such other provisions will remain in full force and effect. This Guaranty will be binding on each Guarantor and all successors and permitted assigns of such Guarantor and will inure to the benefit of the Lender and all successors and permitted assigns of the Lender. Each Guarantor consents to the assignment of all or any portion of the rights of the Lender hereunder in connection with any assignment of the rights of the Lender under the Loan Documents without notice to such Guarantor, in each case, in accordance with the terms and conditions of the Loan Agreement.

15.This Guaranty shall operate as a continuing guaranty and shall expire only upon the satisfaction in full of all Obligations under the Loan Documents, in each case, other than any contingent indemnification Obligations not then due and owing.

16.The obligations of each Guarantor under this Guaranty are secured by the Collateral Documents.

17.This Guaranty constitutes the joint and several obligation of each of the Guarantors and shall be fully binding upon and enforceable against any or all of such parties. The release of any Guarantor of its obligations hereunder shall not affect or release the joint and several liability of any other Guarantor of the Guaranteed Obligations. The Lender may at its option enforce this Guaranty against one or more or all of the Guarantors, provided the Lender shall not be required to resort to enforcement against each and every of the Guarantors and the failure to proceed against or join each and every of the Guarantors shall not affect the joint and several liability of each of the Guarantors.

18.This Guaranty may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Guaranty to physically form one document.

[signature page follows]

IN WITNESS WHEREOF, each of the following has executed and delivered to the Lender this Guaranty as of the day and year first above written.

CARIBBEAN COMMUNICATION CORP., as a Guarantor

By:
Name:
Title:

ST. CROIX CABLE T.V., INC., as a Guarantor

By:
Name:
Title:

ICC T.V., INC., as a Guarantor

By:
Name:
Title:

INNOVATIVE LONG DISTANCE, INC., as a Guarantor

By:
Name:
Title:

VITELCOM CELLULAR, INC., as a Guarantor

By:
Name:
Title:

VI POWERNET, LLC, as a Guarantor

By:
Name:
Title:

-Signature Page to Guaranty-

DTR HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

BVI ASSET HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

STM ASSET HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

-Signature Page to Guaranty-

EXHIBIT A-5

SECURITY AGREEMENT

[follows this cover page]

SECURITY AGREEMENT

This Security Agreement (as amended, restated, amended and restated, supplemented or  otherwise modified  from  time to time,  this  “Agreement”)  dated  as  of  [     ], 201[5][6], is by and among each of the undersigned (together with each other Person that may be joined hereto as a debtor in accordance with the terms hereof, collectively “Debtors” and each    a    “Debtor”),    each    of whose    address    is    c/o    Atlantic    Tele-Network,    Inc., [     ],   and   RURAL TELEPHONE   FINANCE   COOPERATIVE

(“Secured Party”), whose address is 20171 Cooperative Way, Dulles, Virginia 20166, in its capacity as Administrative Agent under the Loan Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, Secured Party has made a loan to ATN VI HOLDINGS, LLC, a Delaware limited liability company ("Holdings"), and, immediately upon consummation of the Acquisition (as defined in the Loan Agreement), CARIBBEAN ASSET HOLDINGS LLC, a Delaware limited liability company (“CAH” and, together with Holdings, each a “Borrower” and collectively the “Borrowers”) pursuant to a Loan Agreement dated as of even date herewith (the “Loan Agreement”), by and among the Borrowers and Secured Party, and evidenced by that certain Secured Promissory Note made by the Borrowers payable to Secured Party, dated as of even date herewith (the “Note”) in the original principal amount of $60,000,000; and

WHEREAS, each Debtor that is not a Borrower is a direct or indirect wholly-owned subsidiary of the Borrowers and each such Debtor has determined that it is in its interest and to its financial benefit that the Borrowers and Secured Party enter into the Loan Agreement; and

WHEREAS, this Agreement is executed and delivered for the benefit of Secured Party by Debtors to induce Secured Party to make the loan evidenced by the Loan Agreement and the Note and in satisfaction of a material condition precedent to the extension of credit by Secured Party.

NOW, THEREFORE, Debtors and Secured Party agree as follows:

Any capitalized term used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the Loan Agreement. Terms used in this Agreement which are defined in the Uniform Commercial Code in effect in the State of New York (as amended, the “UCC”) are used with the meanings as therein defined. All principles of construction set forth in Section 1.02 of the Loan Agreement are incorporated herein by reference for all purposes.

ARTICLE 1

Creation of Security Interest

1.1 In order to secure the prompt and unconditional payment of the Secured Obligations (as defined in Section 2.2), each Debtor hereby pledges, assigns and grants to Secured Party a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Debtor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Debtor, and regardless of where located, including:

Accounts

(a)all accounts, receivables and accounts receivable regardless of form (including, to the extent related to goods sold or leased and/or services rendered by a Debtor, all choses or things in action, trade names, trademarks, patents, patents pending, infringement claims, service marks, licenses, copyrights, blueprints, drawings, plans, diagrams, schematics, computer programs, computer tapes, computer discs, reports, catalogs, customer lists, purchase orders, goodwill, route lists, monies due or recoverable from pension funds, tax refunds and all rights to any of the foregoing), book debts, contract rights and rights to payment no matter how evidenced;

(b)all chattel paper, notes, drafts, acceptances, payments under leases of equipment or sale of inventory, and other forms of obligations received by or belonging to any Debtor for goods sold or leased and/or services rendered by such Debtor;

(c)purchase orders, instruments and other documents (including all documents of title) evidencing obligations to any Debtor, including those for or representing obligations for goods sold or leased and/or services rendered by such Debtor;

(d)all monies due or to become due to any Debtor under all contracts, including those for the sale or lease of goods and/or performance of services by such Debtor no matter how evidenced and whether or not earned by performance;

(e)all accounts, receivables, accounts receivable, contract rights, and general intangibles arising as a result of any Debtor’s having paid accounts payable (or having had goods sold or leased to any Debtor or services performed for any Debtor giving rise to accounts payable) which accounts payable were paid for or were incurred by such Debtor on behalf of any third parties pursuant to an agreement or otherwise;

(f)all goods, the sale and delivery of which give rise to any of the foregoing, including any such goods which are returned to any Debtor for credit;

Inventory

all goods, merchandise, raw materials, work in process, finished goods, and other tangible personal property of whatever nature now owned by any Debtor or hereafter from time to time existing or acquired, wherever located and held for sale or lease, including those held for display or demonstration or out on lease or consignment, or furnished or to be furnished under contracts of service or used or usable or consumed or consumable in any Debtor’s business or which are finished or unfinished goods and all accessions and appurtenances thereto, together with all warehouse receipts and other documents evidencing any of the same and all containers, packing, packaging, shipping and similar materials;

Equipment and General Intangibles

all general intangibles now owned by any Debtor or existing or hereafter acquired, created or arising (whether or not related to any of the other property described in this Article) and all goods, equipment, machinery, furnishings, fixtures, furniture, appliances, accessories, leasehold improvements, chattels and other articles of personal property of whatever nature (whether or not the same constitute fixtures) now owned by any Debtor or hereafter acquired, and all component parts thereof and all appurtenances thereto and all drawings, specifications, plans and manuals relating thereto;

2

Patents, Trademarks and Copyrights

(a)all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, and other source or business identifiers (and all amendments, supplements, restatements and modification thereof or thereto from time to time), and all prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications, if any, in connection therewith including registrations, recordings and applications, if any, in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof (each such office or agency being referred to herein as a “Trademark Office”) and all reissues, continuations, continuations-in-part, extensions or renewals thereof (each of the foregoing items in this paragraph and listed on Exhibit A attached hereto being herein referred to as a “Trademark” and collectively called the “Trademarks”) and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark and each agreement granting any right to use any Trademark (each a “Trademark License” and collectively, the “Trademark Licenses”) including each Trademark License listed in Exhibit A (and all amendments, supplements, restatements and modifications thereof or thereto from time to time);

(b)all letters patent of the United States or any other country, now existing or hereafter adopted or acquired, including without limitation, the letters patent described on Exhibit A, (and all amendments, supplements, restatements and modifications thereof or thereto from time to  time) and  all registrations and recordings thereof, and all applications for such letters patent, including, without limitation, registrations, recordings and applications in a Trademark Office and all reissues, continuations, continuations-in-part, extensions or renewals thereof (each of the foregoing being herein called a “Patent”), and any license related thereto (each herein called a “Patent License”; including without limitation, the Patent Licenses described on Exhibit A, (and all amendments, supplements, restatements and modifications thereof or thereto from time to time);

(c)copyrights and copyright registrations, whether now existing or hereafter acquired, including, without limitation, the copyright registrations and recordings thereof and all applications in connection therewith listed on Exhibit A attached hereto, and (i) all reissues, continuations, extensions or renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of any Debtor’s business symbolized by the foregoing and connected therewith and (v) all of such Debtors’ rights corresponding thereto throughout the world (all of the foregoing copyrights and copyright registrations, together with the items described in clauses (i)-(v) in this paragraph (c), are sometimes hereinafter individually and/or collectively referred to as the “Copyrights”); and (ii) all products and proceeds of any and all of the foregoing, including, with limitation, licensed royalties and proceeds of infringement suits and each agreement granting any right to use  any  Copyright (each a “Copyright License” and

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collectively, the “Copyright Licenses”) including each Copyright License listed in Exhibit A (and all amendments, supplements, restatements and modifications thereof or thereto from time to time);

(d)any claim for past, present or future infringement or dilution of any Trademark, Trademark License, Patent, Patent License, Copyright (including licensed royalties) or Copyright License, or for injury to the goodwill associated with any Trademark;

Contract Rights

(a)all contracts, contract rights and related general intangibles now or hereafter owned by any Debtor, together with any amendments, supplements, renewals, extensions, modifications and rearrangements of and substitutions for any and all of such instruments and contracts (all such instruments and contracts being herein collectively called the “Pledged Documents”), together with any and all liens, security interests, guaranties and assignments now or hereafter securing payment of the Pledged Documents (all such liens, security interests, guaranties and assignments being herein collectively called the “Pledged Liens”), and all documents and instruments now or hereafter evidencing or creating any of the Pledged Liens (which documents and instruments shall constitute “Pledged Documents” for all purposes hereunder);

(b)all rights, powers, privileges, benefits and remedies of any Debtor under the Pledged Documents and the Pledged Liens and under each and every instrument now or hereafter governing, evidencing, securing or guarantying or otherwise relating to or delivered in connection with the Pledged Documents or the Pledged Liens (including all guaranties, lien priority agreements, security agreements, deeds of trust, mortgages, collateral assignments, subordination agreements, negative pledge agreements, loan agreements and title and casualty insurance policies);

(c)all instruments, documents, chattel papers, accounts, general intangibles, profits, income, money, credits, claims, demands and other property (real or personal) and revenues of any kind or character now or hereafter relating to, accruing or arising under or in respect of the Pledged Documents or paid, payable or otherwise distributed or distributable or transferred or transferable to any Debtor under, in connection with or otherwise in respect of the Pledged Documents;

Stock

(a)all of the investment securities listed on Exhibit B, hereto attached and hereby made a part hereof;

(b)all dividends (cash or otherwise), rights to receive dividends, stock dividends, dividends paid in stock, distributions upon redemption or liquidation, distributions as a result of split-ups, recapitalizations or rearrangements, stock rights, rights to subscribe, voting rights, rights to receive securities, and all new securities and other investment property and other property which any Debtor may hereafter become entitled to receive on account of the foregoing; (Each Debtor hereby agreeing that in the event any Debtor receives any such new securities, such Debtor will immediately deliver the same to Secured Party to be held by Secured Party subject to the terms and provisions of this Agreement);

4

Partnership and Limited Liability Company Interests

(a)the partnerships and limited liability companies (the “Non-Corporate Entities”) created under and by virtue of the organizational documents (collectively, the “Non-Corporate Entity Agreements”) described on Exhibit B hereto;

(b)all instruments, documents, chattel papers, accounts, general intangibles, profits, income, surplus, money, credits, claims, demands and other property (real or personal) and revenues of any kind or character now or hereafter relating to, accruing or arising under or in respect of the Non-Corporate Entity Agreements and all property, real or personal, now or hereafter owned by the Non-Corporate Entities paid, payable or otherwise distributed or distributable or transferred or transferable to any Debtor under, in connection with or otherwise in respect of any of such property or the Non-Corporate Entity Agreements (whether by reason of any Debtor’s ownership interest, loans by any Debtor or otherwise);

Commercial Tort Claims, Deposit Accounts, Negotiable Collateral,

Supporting Obligations and Money

(a)all of Debtors’ right, title and interest with respect to any “commercial tort claims” as that term is defined in the UCC including, without limitation, the commercial tort claims listed on Exhibit C (“Commercial Tort Claims”);

(b)all of Debtors’ right, title, and interest with respect to any “deposit account” as that term is defined in the UCC and the investments and earnings therein and documents evidencing the same, including, without limitation, any checking or other demand deposit account, time, savings, passbook or similar account maintained with a bank including, without limitation, the deposit accounts set forth on Exhibit C (“Deposit Accounts”);

(c)all of Debtors’ right, title and interest with respect to letters of credit, letter-of- credit rights, instruments, promissory notes, drafts, and documents (including any bills of lading, dock warrants, dock receipts, warehouse receipts or orders for delivery of goods and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of such document and the goods it covers), as such terms may be defined in the UCC, and any and all supporting obligations in respect thereof (“Negotiable Collateral”);

(d)all of Debtors’ right, title, and interest with respect to any “supporting obligations” as such term is defined in the UCC, including letters of credit and guaranties issued in support of accounts, chattel paper, documents, general intangibles, instruments, or investment property (the “Supporting Obligations”);

(e)all of Debtors’ money, cash, cash equivalents or other assets of any Debtor that now or hereafter come into the possession, custody, or control of Secured Party;

Investment Property

all of Debtor’s present and future rights, title and interest in, to and under any and all securities accounts, investment brokerage accounts, and all of Debtor’s investment property contained therein, including without limitation, all securities, securities entitlements, financial assets, instruments or other property at any time held or maintained in such

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accounts, together with all investment property, financial assets, instruments or other investment property at any time substituted therefor or for any part thereof, and all interest, dividends, increases, profits, new investment property, financial assets, instruments or other property and or other increments, distributions or rights of any kind received on account of any of the foregoing, and all other income received in connection therewith and all products or proceeds thereof (whether cash or non-cash proceeds); and all accessions, appurtenances and additions to and substitutions for any of the foregoing and all products and proceeds of any of the foregoing, together with all renewals and replacements of any of the foregoing, all accounts, receivables, account receivables, instruments, notes, chattel paper, documents (including all documents of title), other Negotiable Collateral, Supporting Obligations, cash, books, records, contract rights and general intangibles arising in connection with any of the foregoing (including all insurance and claims for insurance affected or held for the benefit of any Debtor or Secured Party in respect of the foregoing). Without limiting any of the foregoing, the security interest herein granted shall cover all of the rights, titles and interests of Debtors in and to all goods (including inventory, equipment and any accessions to this Agreement), instruments (including promissory notes), documents, accounts (including health- care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all  other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles). All of the properties and interests described in this Article (specifically excluding the Excluded Assets (as defined below)) are herein collectively called the “Collateral”, it being understood that, notwithstanding any other provision set forth in this Agreement, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, an Excluded Asset. The inclusion of proceeds does not authorize any Debtor to sell, dispose of or otherwise use the Collateral in any manner prohibited by the Loan Documents.

1.2Notwithstanding any provision to the contrary contained in Section 1.1 above or in any other provision in this Agreement, Collateral shall not include (i) any of the properties, items and interests described in the Contract Rights portion of Section 1.1 above which are not assignable or pledgable by any Debtor without the prior written content of any Person which is not an Affiliate of any Debtor, unless (x) the requisite non-Affiliate party has consented in writing (regardless of whether such consent is received before, on or after the date hereof) to the applicable security interest, assignment or pledge or (y) a security interest can be obtained in such items (or proceeds thereof) under the applicable terms and provisions of the UCC without the prior written consent of any Person which is not an Affiliate of any Debtor, but only to the extent that the grant of such security interest would not cause any Debtor’s interest in the applicable property, item or interest to terminate (or give another party which is not an Affiliate of any Debtor the legally enforceable right to terminate any such interest of any Debtor) or be forfeited under applicable law or under any legally enforceable provision of the agreement or instrument creating the same; (ii) “intent to use” Trademark applications, in each case, only until such time as such Debtor begins to use such Trademarks (the security interest provided herein in such Trademark shall be deemed granted by such Debtor at such time and will attach immediately without further action); (iii) Equity Interests of any Debtor in any CFC that represents in excess of 65% of the outstanding voting Equity Interests of such CFC; (iv) any item of real or personal, tangible or intangible, property (including licenses issued by the Federal Communications Commission (the “FCC”) and by any applicable any state, provincial or other local public utility commission or similar regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any communications system  (and its related facilities) or over Persons who own, construct or operate a

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communications system, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction (a “PUC”)) to the extent and only for so long as the creation, attachment or perfection of the security interest granted herein by any Debtor in its right, title and interest in such item of property is prohibited by applicable law or is permitted only with the consent (that has not been obtained) of a governmental authority (including the FCC and any applicable PUC); (v) any property subject to a Lien permitted under the definition of Permitted Encumbrances to the extent and only for so long as the applicable purchase money security agreement, capital lease or other applicable documentation contains a term that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Debtor or any other Loan Party) to, the creation, attachment or perfection of the security interest granted herein and such restriction, prohibition and/or requirement of consent is not rendered ineffective by applicable law (including, pursuant to Sections 9-406, 9-407, 9-408 or 9- 409 of the UCC); (vi) deposit or securities accounts which (w) constitute payroll or zero balance accounts, (x) are used for the deposit of employee withholding taxes or other employee taxes or benefits, (y) are trust accounts, or (z) maintain an average daily or interdaily balance or value over a sixty day period of less than $2,000,000 for any individual deposit or securities account and less than $5,000,000 for all such deposit and securities accounts; provided however, the foregoing accounts shall not include any deposit or securities account for so long as such account is subject to an account control agreement in form and substance satisfactory to Secured Party; (vii) any item of real or personal, tangible or intangible, property (other than any Equity Interests owned by any Debtor) to the extent and only for so long as the creation, attachment or perfection of the security interest granted herein by any Debtor in its right, title and interest in such item of property (x) would give any other Person (other than such Debtor or any other Loan Party) the right to terminate its obligations with respect to such item of property, or (y) would cause such property to become void or voidable if a security interest therein was created, attached or perfected; and (viii) vehicles or equipment subject to any certificate of title law to the extent such law requires a Lien on such vehicles or equipment to be notated on the applicable title document for perfection purposes (the foregoing clauses (i)-(viii), collectively, the “Excluded Assets”).

ARTICLE 2

Secured Indebtedness

2.1This Agreement is made to secure all of the following present and future debt and obligations:

(a)All obligations of the Borrowers under the Loan Agreement, including the Obligations.

(b)All obligations of each Debtor that is not a Borrower under the Guaranty dated concurrently herewith executed by such Debtors to Secured Party (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”).

(c)The Guaranteed Obligations (as defined in the Guaranty).

(d)All other obligations, if any, undertaken by Debtors in any other place in this Agreement.

(e)Any and all sums and the interest which accrues on them as provided in this Agreement which Secured Party may advance or which Debtors may owe Secured Party

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pursuant to this Agreement on account of Debtors’ failure to keep, observe or perform any of the covenants of Debtors under this Agreement.

2.2The term “Secured Obligations” means and includes all of the Indebtedness and other obligations described or referred to in Section 2.1. The Secured Obligations include interest and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against any Debtor or any other Person now or hereafter primarily or secondarily obligated to pay all or any part of the Secured Obligations (each Debtor and each such other Person being herein called individually an “Obligor” and collectively, “Obligors”) or (b) the obligations of any Obligor shall cease to exist by operation of law or for any other reason. The Secured Obligations also include all reasonable and documented attorneys’ fees and any other reasonable and documented expenses incurred by Secured Party in enforcing any of the Loan Documents in accordance with the terms hereof or any other Loan Document, as applicable.

ARTICLE 3

Representations and Warranties

Each Debtor represents and warrants as follows as of the date hereof:

(a)Debtors are the legal and equitable owner and holder of good and marketable title to the Collateral free of any adverse claim and free of any Lien except only for the Liens granted hereby and the Permitted Encumbrances. Except as permitted by the Loan Agreement and for matters which have previously been released or which are to be released substantially concurrently with the first advance under the Loan Agreement, no Debtor has heretofore signed or authorized the filing of any financing statement directly or indirectly affecting the Collateral or any part of it which has not been completely terminated of record and no such financing statement signed or authorized by any Debtor is now on file in any public office other than security agreements, financing statements or public notices (i) which Secured Party may otherwise consent in writing, (ii) which are invalid or unauthorized, and (iii) for which the Debtors have used commercially reasonable efforts to have such agreement, filing or notice terminated or otherwise removed from the record.

(b)Subject to Debtors’ right to change their respective addresses in accordance with the provisions of the Loan Agreement, all leased and owned locations of Debtors are located at the addresses set forth on Exhibit D attached hereto; and in this regard, Debtors’ locations means all places of business of Debtors. All books and records of any applicable Debtor with regard to the Collateral are maintained and kept at the chief executive office of such Debtor set forth at the beginning of this Agreement.

(c)Except as set forth on Exhibit E hereto, no part of the Collateral is covered by a certificate of title or subject to any certificate of title law. To the knowledge of the Debtors, no part of the Collateral consists or will consist of consumer goods, farm products, timber, minerals and the like (including oil and gas) or accounts resulting from the sale thereof.

(d)No Debtor has changed its name, whether by amendment of its organizational documents or otherwise, or the jurisdiction under whose laws such Debtor is organized within the last five (5) years. Exhibit F attached hereto lists all tradenames, fictitious names and other names used by any Debtor in the last five (5) years.

(e)Debtors’ correct taxpayer identification numbers are listed on Exhibit G hereto.

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(f)The Collateral described in  Article 1 under the heading  “Stock” (the  “Stock Collateral”) is genuine, free from any restriction relating to the granting of Liens, duly and validly authorized and issued, and fully paid, and is hereby duly and validly pledged and hypothecated to Secured Party in accordance with applicable law.

(g)Exhibit C attached hereto sets forth all Commercial Tort Claims of Debtors, as of the date hereof, that are actually known to such Debtor (such that a senior officer of such Debtor has actual knowledge of the existence of a tort cause of action and not merely of the existence of the facts giving rise to such cause of action), indicating the case caption for each claim, the court or other judicial forum where such claim is being litigated, the amount of such claim and the remedies sought in such claim and all other relevant information necessary or required to create a Lien on such claim in favor of Secured Party.

(h)Each Debtor has had full and complete access to the underlying documents relating to the Secured Obligations and all other documents executed by any other Debtor, any Obligor or any other person or entity in connection with the Secured Obligations, has reviewed them and is fully aware of the meaning and effect of their contents. Each Debtor is fully informed of all circumstances which bear upon the risks of executing this Agreement and which a diligent inquiry would reveal. Each Debtor has adequate means to obtain from each other Debtor on a continuing basis information concerning each other Debtor’s financial condition, and is not depending on Secured Party to provide such information, now or in the future. Each Debtor agrees that Secured Party shall have no obligation to advise or notify any Debtor or to provide any Debtor with any data or information.

ARTICLE 4

Covenants

4.1Each Debtor covenants and agrees with Secured Party as follows (in each case, subject to the terms and conditions otherwise set forth in this Agreement or in any other Loan Document):

(a)Each Debtor shall furnish to Secured Party such instruments as may be reasonably required by Secured Party to assure the transferability of any Collateral in accordance with this Agreement when and as often as may be reasonably requested by Secured Party.

(b)If (i) the validity or priority of this Agreement or of any material rights, titles, security interests or other material interests created or evidenced hereby shall be attacked, endangered or questioned or (ii) if any legal proceedings are instituted with respect thereto, Debtors will give prompt written notice thereof to Secured Party and, upon the reasonable request of Secured Party, at Debtors’ own cost and expense will diligently endeavor to cure any material defect that may be developed or claimed, and will take all reasonable steps necessary for the defense of such legal proceedings; and if an Event of Default has occurred and is continuing, Secured Party (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional reasonable steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the material rights, titles, security interests and other material interests created or evidenced hereby, and all reasonable and customary expenses so incurred of every kind and character shall constitute sums advanced pursuant to Section 4.2 of this Agreement.

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(c)Each Debtor will, on request of Secured Party, (i) promptly correct any material defect, error or omission which may be discovered in the contents of this Agreement or in any other instrument executed in connection herewith  or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including further security agreements, financing statements and continuation statements) and, upon the reasonable request of Secured Party, do such further acts as may be reasonably necessary to carry out more effectively the purposes of this Agreement and such other instruments and to subject to the Liens hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby including specifically any renewals, additions, substitutions, replacements or appurtenances to the then Collateral; and (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) reasonably deemed necessary by Secured Party to protect the security interest hereunder against the rights or interests of third persons, and upon the request of Secured Party, Debtors will pay all reasonable and customary costs connected with any of the foregoing.

(d)Notwithstanding the security interest in proceeds granted herein, no Debtor will, except as otherwise expressly permitted herein or in the Loan Agreement, sell or otherwise dispose of, or pledge, hypothecate or grant any Lien in, or permit to exist any Lien against, all or any part of the Collateral or any interest therein or permit any of the foregoing to occur or arise or permit title to the Collateral, or any interest therein, to be vested in any other party, in any manner whatsoever, by operation of law or otherwise, without the prior written consent of Secured Party. Except as provided by the Loan Agreement or as otherwise permitted herein, no Debtor shall, without the prior written consent of Secured Party, (i) acquire any such Collateral under any arrangement whereby the seller or any other Person retains or acquires any Lien in such Collateral or (ii) return or give possession of any such Collateral to any supplier or any other Person except in the ordinary course of business.

(e)Debtors shall (i) together with the financial statements delivered by the Borrowers pursuant to Section 6.02(c) of the Credit Agreement, and (ii) upon the occurrence and during the continuance of an Event of Default, upon the reasonable request of Secured Party, furnish Secured Party with an update of the Exhibits hereto reflecting any new information, if any, not set forth in the current Exhibits hereto.

(f)Debtors shall at all times keep accurate and complete records of the Collateral and its proceeds. Debtors shall, where applicable, at Debtors’ own expense take all reasonable and appropriate steps to enforce the collection of the Collateral and items representing proceeds thereof.

(g)No Debtor will change its organizational identification number, taxpayer identification number, jurisdiction of organization, address, location, name, identity or, if applicable, structure unless such Debtor (i) notifies Secured Party of such change in writing in accordance with the terms of the Loan Agreement and (ii) has taken all such action reasonably requested by Secured Party to have caused the Lien of Secured Party in the Collateral to be at all times perfected and in full force and effect in the manner and to the extent set forth in the Loan Agreement.

(h)If the Collateral is evidenced by promissory notes, trade acceptances or other instruments for the payment of money or other Negotiable Collateral, Debtors will, at the request of Secured Party upon the occurrence and during the continuation of an Event of Default, immediately deliver any of the foregoing to Secured Party, appropriately endorsed to Secured Party’s order and regardless of the form of endorsement, each Debtor waives presentment,

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demand, notice of dishonor, protest and notice of protest. Upon the occurrence and during the continuation of an Event of Default but prior to such delivery, such Collateral shall be held by Debtors in trust for the benefit of Secured Party and subject to the Liens granted herein.

(i)No Debtor will use, or allow the use of, the Collateral in any manner which makes void, voidable or cancelable any insurance then in force with respect thereto except to the extent the voidance or cancellation of such insurance would not reasonably be expected to have a Material Adverse Effect.

(j)Debtors agree to provide, maintain and keep in force casualty, liability and other insurance for that portion of the Collateral which is tangible personal property as required by the Loan Agreement. Each Debtor hereby assigns to Secured Party the exclusive right (exercisable at any time after the occurrence and during the continuation of an Event of Default) to collect any and all monies that may become payable under any insurance policies covering any part of the Collateral, or any risk to or about the Collateral. To the extent such policies are transferable, and subject to the consent and requirements of the applicable insurance companies or policies, foreclosure of this Agreement shall automatically constitute foreclosure upon all policies of insurance insuring any part of or risk to the Collateral and all claims thereunder arising from post-foreclosure events. To the extent such policies are transferable, and subject to the consent and requirements of the applicable insurance companies or policies, the successful bidder or bidders for any Collateral at any foreclosure, as their respective interests may appear, shall automatically accede to all of Debtors’ rights in, under and to such policies and all post-foreclosure event claims, and such bidder(s) shall be named as insured(s) on request, whether or not the bill of sale to any such successful bidder mentions insurance. Unless Secured Party or Secured Party’s representative reserves at the foreclosure sale the right to collect any uncollected insurance proceeds recoverable for events occurring before foreclosure (in which event the successful bidder at the sale, if not Secured Party, shall have no interest in such proceeds and Secured Party shall apply them, if and when collected, to the Secured Obligations in such order and manner as Secured Party shall then elect and remit any remaining balance to Debtors or to such other Person as is legally entitled to them), all proceeds of all such insurance which are not so reserved by Secured Party at the foreclosure sale and are not actually received by Secured Party until after foreclosure shall be the property of the successful bidder or bidders at foreclosure, as their interests may appear, and no Debtor shall have any interest in them and shall receive no credit for them. Secured Party shall have no duty to any Debtor or anyone else to either require or provide any insurance or to determine the adequacy or disclose any inadequacy of any insurance. If Secured Party elects at any time or for any reason to purchase insurance relating to the Collateral, it shall have no obligation to cause any Debtor or anyone else to be named as an insured, to cause any Debtor’s or anyone else’s interests to be insured or protected or to inform any Debtor or anyone else that his or its interests are uninsured or underinsured, and any such insurance shall be at Secured Party’s sole cost.

(k)Except as disclosed  to Secured  Party in  writing, no  material portion of  the Collateral described in Article 1 under the caption “Equipment” is or shall be wholly or partly affixed to real estate or other goods so as to become fixtures on such real estate or accessions to such other goods. To the extent any of such Collateral is or shall be wholly or partly affixed to real estate or other goods so as to become fixtures on such real estate or accessions to such other goods, Debtors have supplied to Secured Party a description of the real estate or other goods to which such Collateral is or shall be wholly or partly affixed. Said real estate is not subject to any lien or mortgage except as disclosed to Secured Party in writing. Debtors will, on demand by Secured Party, furnish or cause to be furnished to Secured Party a disclaimer or

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disclaimers, signed by all persons having an interest in the applicable real estate or other goods to which such Collateral is or shall be wholly or partly affixed, of any interest in such Collateral which is before Secured Party’s interest.

4.2If any Debtor fails to comply with any of its agreements, covenants or obligations under this Agreement or any other Loan Document and such failure continues for 30 days after Secured Party has given such Debtor written notice thereof, Secured Party (in such Debtor’s name or in Secured Party’s own name) may perform them or cause them to be performed for the account and at the expense of such Debtor, but shall have no obligation to perform any of them or cause them to be performed. Any and all reasonable and customary, out-of-pocket expenses thus incurred or paid by Secured Party shall be Debtors’ obligations to Secured Party due and payable on demand, and each shall bear interest from the date Secured Party pays it until the date Debtors repay it to Secured Party, at the rate provided in the Loan Agreement for interest on past due payments (the “Default Rate”). Upon making any such payment or incurring any such expense, Secured Party shall be fully and automatically subrogated to all of the rights of the Person receiving such payment. Any amounts owing by any Debtor to Secured Party pursuant to this or any other provision of this Agreement shall automatically and without notice be and become a part of the Secured Obligations and shall be secured by this and all other instruments securing the Secured Obligations. The exercise of the privileges granted to Secured Party in this Section shall in no event be considered or constitute a cure of the Default or a waiver of Secured Party’s right at any time after an Event of Default to declare the Secured Obligations to be at once due and payable, but is cumulative of such right and of all other rights given by this Agreement, the Loan Agreement, the Notes and the other Loan Documents and of all rights given Secured Party by law.

4.3Each Debtor, at its own expense, will perform all acts and execute all documents, including, without limitation, documents or instruments suitable for filing with any Trademark Office or the United States Copyright Office (the “Copyright Office”), as applicable, at any time to evidence, perfect, maintain, record and enforce Secured Party’s interest in the Collateral described in Article 1 under the heading “Patents; Trademarks and Copyrights” (collectively, the “Intellectual Property Collateral”), or to prosecute any Trademark application, or Copyright application, as applicable, or to preserve, extend, reissue, continue or renew any such Collateral (unless not doing so would be commercially reasonable and would not have a Material Adverse Effect), or otherwise in furtherance of the provisions of this Agreement.

4.4In no event shall any Debtor, either itself or through any agent, employee, license or designee, file an application for the registration of any trademark, tradename, service mark, or patent or Copyright, with any Trademark Office or the Copyright Office, as applicable, or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof in which such intellectual property is typically placed of record unless it promptly thereafter informs the Secured Party, and, upon Secured Party’s request, executes and delivers any and all agreements, instruments, documents and papers as Secured Party may request to grant to Secured Party a security interest in such trademark, service mark, tradename or patent or Copyright, as applicable, and in any general intangibles related to or arising in connection with the same, including any underlying technology, inventions and trade secrets of the applicable Debtor relating thereto or represented thereby.

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ARTICLE 5

Assignment of Payments; Certain Powers of
Secured Party; Voting Rights

5.1Each Debtor hereby authorizes and directs each account debtor and each other Person (a “Collateral Obligor”) obligated to make payment in respect of any of the Collateral, upon the occurrence and during the continuation of an Event of Default, to pay over to Secured Party or its designee, upon demand by Secured Party, all or any part of the Collateral without making any inquiries as to the status or balance of the Secured Obligations and without any notice to or further consent of any Debtor. To facilitate the rights of Secured Party hereunder, each Debtor hereby authorizes Secured Party upon the occurrence and during the continuation of an Event of Default:

(a)to notify Collateral Obligors of Secured Party’s security interest in the Collateral and to collect all or any part of the Collateral without further notice to or further consent by any Debtor; and each Debtor hereby constitutes and appoints Secured Party the true and lawful attorney of such Debtor (such agency being coupled with an interest), irrevocably, with power of substitution, in the name of such Debtor or in its own name or otherwise, to take any of the actions described in the following clauses (b), (c), (d), (e), (f) and (g);

(b)to ask, demand, collect, receive, give receipt for, sue for, compound and give acquittance for any and all amounts which may be or become due or payable under the Collateral and to settle and/or adjust all disputes and/or claims directly with any Collateral Obligor and to compromise, extend the time for payment, arrange for payment in installments, otherwise modify the terms of, or release, any of the Collateral, on such terms and conditions as Secured Party may determine (without thereby incurring responsibility to or discharging or otherwise affecting the liability of any Debtor to Secured Party under this Agreement or otherwise);

(c)to execute, sign, endorse, transfer and deliver (in the name of such Debtor or in its own name or otherwise) any and all receipts or other orders for the payment of money drawn on the Collateral and all notes, acceptances, commercial paper, drafts, checks, money orders and other instruments given in payment or in partial payment thereof and all invoices, freight and express bills and bills of lading, storage receipts, warehouse receipts, other Negotiable Collateral and other instruments and documents in respect of any of the Collateral and any other documents necessary to evidence, perfect and realize upon the Liens created pursuant to this Agreement;

(d)in its discretion to file any claim or take any other action or proceeding which Secured Party may reasonably deem necessary or appropriate to protect and preserve the rights, titles and interests of Secured Party hereunder;

(e)to file financing statements, to sign the name of any Debtor to financing statements, drafts against any Collateral Obligor, assignments or verifications of any of the Collateral and notices to any Collateral Obligor;

(f)to station one or more representatives of Secured Party on any Debtor’s premises for the purpose of exercising any rights, benefits or privileges available to Secured Party hereunder or under any of the Loan Documents or at law or in equity, including receiving collections and taking possession of books and records relating to the Collateral; and

(g)to cause title to any or all of the Collateral to be transferred into the name of Secured Party or any nominee or nominees of Secured Party.

5.2Unless and until Secured Party exercises its remedies in accordance with

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the terms of the Loan Documents, (i) Debtors shall be entitled to exercise all voting and consensual powers and rights pertaining to the Stock Collateral or any part thereof for all purposes not inconsistent with the terms of this Agreement and (ii) except as herein provided, Debtors shall be entitled to receive and retain all dividends on the Stock Collateral or any part thereof. Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right to the extent permitted by applicable law (but shall not be obligated to exercise such right) upon notice to any Credit Party of at least one (1) Business Day, and each Debtor shall take all such action as may be reasonably necessary or appropriate to give effect to such right, to vote and give consents, ratifications and waivers, and take any other action with respect to any or all of the Stock Collateral with the same force and effect as if Secured Party were the owner thereof. All dividends in stock or property representing stock, and all subscription warrants or any other rights or options issued in connection with the Stock Collateral, and all liquidating dividends or distributions or return of capital upon or in respect of the Stock Collateral or any part thereof, or resulting from any split, revision or reclassification of the Stock Collateral or any part thereof or received in exchange for the Stock Collateral or any part thereof as a result of a merger, consolidation or otherwise, shall be paid or transferred directly to Secured Party, or if paid to or received by any Debtor, shall, immediately upon receipt thereof, be paid over, transferred and delivered to Secured Party and shall be Stock Collateral pledged under and subject to the terms of this Agreement.

5.3The powers conferred on Secured Party pursuant to this Article are conferred solely to protect Secured Party’s interest in the Collateral and shall not impose any duty or obligation on Secured Party to perform any of the powers herein conferred. No exercise of any of the rights provided for in this Article shall constitute a retention of Collateral in satisfaction of the indebtedness as provided for in the UCC.

ARTICLE 6

Events of Default

The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a)The occurrence of any "Event of Default" under, and as defined in, the Loan Agreement.

(b)Any Debtor shall fail to observe or perform any of the terms or provisions of this Agreement and such failure shall continue unremedied for a period of thirty (30) days after the earlier of knowledge of such breach or notice thereof from Secured Party.

(c)Any Equity Interest which is included within the Collateral shall at any time constitute a Security (as defined in Article 8 of the UCC) or the issuer of any such Equity Interest shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to Secured Party and such Security is properly defined as such under Article 8 of the UCC, whether as a result of actions by the issuer thereof or otherwise, or (ii) if such Security is not held in physical form, Secured Party has entered into a control agreement with a third party non-affiliated securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC, whether as a result of actions by the issuer thereof or otherwise, provided that, notwithstanding the foregoing, no control agreement with a Loan Party or any Affiliate thereof relating to such Security shall be required.

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ARTICLE 7

Remedies in Event of Default

7.1During the continuation of an Event of Default:

(a)Secured Party shall have the option of declaring, without notice to any Person, all Secured Obligations to be immediately due and payable.

(b)Secured Party is authorized, in any legal manner and without breach of the peace, to take possession of the Collateral (each Debtor hereby  WAIVING all claims for damages arising from or connected with any such taking, except as may be caused by the gross negligence, bad faith or willful misconduct of Secured Party) and of all books, records and accounts relating thereto and to exercise, without interference from any Debtor, any and all rights which each Debtor has with respect to the management, possession, operation, protection or preservation of the Collateral, including the right to sell or rent the same for the account of any applicable Debtor and to deduct from such sale proceeds or such rents all costs, expenses and liabilities of every character incurred by Secured Party in collecting such sale proceeds or such rents and in managing, operating, maintaining, protecting or preserving the Collateral and to apply the remainder of such sales proceeds or such rents on the Secured Obligations. Before any sale, Secured Party may, at its option, complete the processing of any of the Collateral and/or repair or recondition the same to such extent as Secured Party may deem advisable. Secured Party may take possession of any Debtor’s premises to complete such processing, repairing and/or reconditioning, using the facilities and other property of any Debtor to do so, to store any Collateral and to conduct any sale as provided for herein, all without compensation to any Debtor. All costs and expenses incurred by Secured Party in collecting such sales proceeds or such rents, or in managing, operating, maintaining, protecting or preserving such properties, or in processing, repairing and/or reconditioning the Collateral if not paid out of such sales proceeds or such rents as hereinabove provided, shall constitute a demand obligation owing by Debtors and shall bear interest from the date of expenditure until paid at the Default Rate in accordance with Section 2.05 of the Loan Agreement, all of which shall constitute a portion of the Secured Obligations. If necessary to obtain the possession provided for above, Secured Party may invoke any and all legal remedies to dispossess any Debtor, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by Secured Party pursuant to this paragraph, Secured Party shall be not liable for any loss sustained by any Debtor resulting from any failure to sell or let the Collateral, or any part thereof, or from any other act or omission of Secured Party with respect to the Collateral unless such loss is caused by the gross negligence, willful misconduct or bad faith of Secured Party, nor shall Secured Party be obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder.

(c)Secured Party may, without notice except as hereinafter provided, sell the Collateral or any part thereof at public or private sale or at any broker’s board or on any securities exchange (with or without appraisal or having the Collateral at the place of sale) for cash and at such price or prices as Secured Party may deem best, and Secured Party may be the purchaser of any and all of the Collateral so sold and Secured Party may apply upon the purchase price therefor any of the Secured Obligations and thereafter hold the same absolutely free from any right or claim of whatsoever kind. Secured Party is authorized at any such sale, if Secured Party deems it advisable or is required by applicable law so to do, (i) to restrict the prospective bidders on or purchasers of any of the Stock Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own

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account for investment and not with a view to the distribution or resale of any of the Stock Collateral, (ii) to cause to be placed on certificates for any or all of the Stock Collateral a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as Secured Party deems necessary or advisable in order to comply with said Act or any other applicable law. Each Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary or advisable in order that any such sale may be made in compliance with applicable law. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which any Debtor has or may have under any rule of law or statute now existing or hereafter adopted. Secured Party shall give Debtors written notice at the address set forth herein (which shall satisfy any requirement of notice or reasonable notice in any applicable statute) of Secured Party’s intention to make any such public or private sale. Such notice shall be personally delivered or mailed, postage prepaid, at least ten (10) calendar days before the date fixed for a public sale, or at least ten (10) calendar days before the date after which the private sale or other disposition is to be made, unless the Collateral is of a type customarily sold on a recognized market, is perishable or threatens to decline speedily in value. Such notice, in case of public sale, shall state the time and place fixed for such sale or, in case of private sale or other disposition other than a public sale, the time after which the private sale or other such disposition is to be made. In case of sale at broker’s board or on a securities exchange, such notice shall state the board or exchange at which such sale is to be made and the day on which the Collateral or that portion thereof so being sold will first be offered for sale at such board or exchange. Any public sale shall be held at such time or times, within the ordinary business hours and at such place or places, as Secured Party may fix in the notice of such sale. At any sale the Collateral may be sold in one lot as an entirety or in separate parcels as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at any time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. Each and every method of disposition described in this Section shall constitute disposition in a commercially reasonable manner. Each Obligor, to the extent applicable, shall remain liable for any deficiency.

(d)Secured Party shall have all the rights of a secured party after default under the UCC and in conjunction with, in addition to or in substitution for those rights and remedies:

(i)Secured Party may require Debtors to assemble the Collateral and make it available at a place Secured Party designates which is mutually convenient to allow Secured Party to take possession or dispose of the Collateral; and

(ii)it shall not be necessary that Secured Party take possession of the Collateral or any part thereof before the time that any sale pursuant to the provisions of this Article is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; and

(iii)before application of proceeds of disposition of the Collateral to the Secured Obligations, such proceeds shall be applied to the reasonable, documented and customary, out-of-pocket expenses of retaking, holding, preparing for sale or

16

lease, selling, leasing, licensing, sublicensing and the like, each Debtor, to the extent applicable, to remain liable for any deficiency; and

(iv)the sale by Secured Party of less than the whole of the Collateral shall not exhaust the rights of Secured Party hereunder, and Secured Party is specifically empowered to make successive sale or sales hereunder until the whole of the Collateral shall be sold; and, if the proceeds of such sale of less than the whole of the Collateral shall be less than the aggregate of the Secured Obligations, this Agreement and the Liens created hereby shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made; and

(v)in the event any sale hereunder is not completed or is defective in the opinion of Secured Party, such sale shall not exhaust the rights of Secured Party hereunder and Secured Party shall have the right to cause a subsequent sale or sales to be made hereunder; and

(vi)any and all statements of fact made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder shall be taken as rebuttable evidence of the truth of the facts so stated; and

(vii)Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but in the name and on behalf of Secured Party; and

(viii)demand of performance, advertisement and presence of property at sale are hereby WAIVED and Secured Party is hereby authorized to sell hereunder any evidence of debt it may hold as security for the Secured Obligations. Except as provided herein or in any other Loan Document, all demands and presentments of any kind or nature are expressly WAIVED by each Debtor. Each Debtor WAIVES the right to require Secured Party to pursue any other remedy for the benefit of any Debtor and agrees that Secured Party may proceed against any Obligor for the amount of the Secured Obligations owed to Secured Party without taking any action against any other Obligor or any other Person and without selling or  otherwise proceeding  against or  applying any  of the  Collateral in Secured Party’s possession.

(e)Secured Party may, at any time and from time to time, license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property Collateral, throughout the world for such term or terms, on such conditions, and in such manner, as Secured Party shall in its sole discretion determine.

(f)Secured Party may (without assuming any obligations or liability thereunder), at any time, enforce and shall have the exclusive right to enforce against any licensor, licensee or sublicensee all rights and remedies of any Debtor in, to and under any one or more licenses or other agreements with respect to any Intellectual Property Collateral and take or refrain from taking any action under any thereof.

(g)Without limiting any other provision of this Agreement, each Debtor expressly agrees that Secured Party, without demand, presentment or protest to or upon any Debtor or

17

any other Person, may at any time collect, receive, appropriate and realize upon any Intellectual Property Collateral or may at any time in a commercially reasonable manner, sell, lease, assign, license, sublicense, give an option or options to purchase or otherwise dispose of and deliver any Intellectual Property Collateral (or contract to do so) in one or more parcels, at one or more public or private sales or other dispositions, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or other consideration or on credit (provided that such credit is secured by the property so disposed of), or for future delivery without assumption of any credit risk, with the right to Secured Party, to the extent permitted by applicable law, upon any such sale or sales, public or private, to purchase any or all Intellectual Property Collateral so sold or conveyed.

(h)In order to implement the sale, lease, assignment, license, sublicense or other disposition of any of the Intellectual Property Collateral pursuant to this Article 7, Secured Party may, at any time, execute and deliver on behalf of any Debtor one or more instruments of assignment of any or all Intellectual Property Collateral, in form suitable for filing, recording or registration in any Trademark Office or the Copyright Office, as applicable. Each Debtor agrees to pay when due all reasonable costs incurred in any such transfer and registration of the Intellectual Property Collateral, including any taxes, fees and reasonable and documented attorneys’ fees.

(i)In the event of any sale, lease, assignment, license, sublicense or other disposition of any of the Intellectual Property Collateral pursuant to this Article 7, Debtors shall supply to Secured Party or its designee its know-how and expertise relating to the manufacture and sale of the products relating to any Intellectual Property Collateral, as applicable, subject to such disposition, and its customer lists and other records relating to such Intellectual Property Collateral, as applicable, and to the distribution of said products.

7.2All remedies expressly provided for in this Agreement are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other instrument securing the payment of the Secured Obligations, or any part thereof, or otherwise benefiting Secured Party, and the resort to any remedy provided for hereunder or under any such other instrument or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

7.3Secured Party may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of the Secured Obligations, in whole or in part, and in such portions and in such order as may seem best to Secured Party, in its sole discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits or security interests evidenced by this Agreement.

7.4To the full extent Debtors may do so, each Debtor agrees that no Debtor will at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any stay, extension or redemption; and each Debtor, for itself and for any and all Persons ever claiming any interest in the Collateral, to the extent permitted by law, hereby WAIVES and releases all rights of redemption, stay of execution, notice of intention to mature or to declare due the whole of the Secured Obligations, notice of election to mature or to declare due the whole of the Secured Obligations and all rights to a marshaling of the assets of any Debtor, including the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the security interest hereby created.

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ARTICLE 8

Additional Agreements

8.1Subject to the automatic reinstatement provisions of Section 8.20 below, upon full satisfaction of the Secured Obligations (other than any contingent indemnification obligations not then due and owing), all rights under this Agreement shall terminate and the Collateral shall become wholly clear of the security interest evidenced hereby, and upon written request by Debtors such security interest shall be released by Secured Party in due form and at Debtors’ cost.

8.2Secured Party may waive any default without waiving any other prior or subsequent default. Secured Party may remedy any default without waiving the default remedied. The failure by Secured Party to exercise any right, power or remedy upon any default shall not be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Secured Party of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by any Debtor therefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on any Debtor in any case shall of itself entitle any Debtor to any other or further notice or demand in similar or other circumstances. Acceptance by Secured Party of any payment in an amount less than the amount then due on the Secured Obligations shall be deemed an acceptance on account only and shall not constitute a waiver of a default hereunder.

8.3Secured Party may at any time and from time to time in writing (a) waive compliance by any Debtor with any covenant herein made by such Debtor to the extent and in the manner specified in such writing; (b) consent to any Debtor’s doing any act which hereunder such Debtor is prohibited from doing, or consent to any Debtor’s failing to do any act which hereunder such Debtor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Collateral, or any interest therein, from the security interest of this Agreement; or (d) release any Person liable, either directly or indirectly, for the Secured Obligations or for any covenant herein or in any other instrument now or hereafter securing the payment of the Secured Obligations, without impairing or releasing the liability of any other Person. No such act shall in any way impair the rights of Secured Party hereunder except to the extent specifically agreed to by Secured Party.

8.4A carbon, photographic or other reproduction of this Agreement or of any financing statement relating to this Agreement shall be sufficient as a financing statement.

8.5Each Debtor will cause all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Secured Party shall reasonably request and will pay all such recording, filing, re-recording, and refiling taxes, fees and other charges. Without limiting the foregoing, Secured Party is hereby authorized to file financing statements and continuation statements relating hereto, including without limitation financing statements describing the Collateral as all assets or all personal property of Debtors.

8.6In the event the ownership of the Collateral or any part thereof becomes vested in a Person other than a Debtor, Secured Party may, without notice to any Debtor, deal with such successor or successors in interest with reference to this Agreement and to the Secured

19

Obligations in the same manner as with Debtors, without in any way vitiating or discharging any Debtor’s liability hereunder or upon the Secured Obligations. No forbearance on the part of Secured Party and no extension of the time for the payment of the Secured Obligations given by Secured Party shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of any Debtor hereunder for the payment of the Secured Obligations or the liability of any other Obligor for the payment of the Secured Obligations, except as agreed to in writing by Secured Party or as expressly provided in the Loan Agreement.

8.7Any other or additional security taken for the payment of any of the Secured Obligations shall not in any manner affect the security given by this Agreement.

8.8To the extent that proceeds of the Secured Obligations are used to pay indebtedness secured by any outstanding Lien against the Collateral, such proceeds have been advanced by Secured Party at Debtors’ request, and Secured Party shall be subrogated to any and all rights and Liens owned by any owner or holder of such outstanding Lien.

8.9If any part of the Secured Obligations cannot be lawfully secured by this Agreement, or if the Liens of this Agreement cannot be lawfully enforced to pay any part of the Secured Obligations, then and in either such event, at the option of Secured Party, all payments on the Secured Obligations shall be deemed to have been first applied against that part of the Secured Obligations.

8.10Upon assignment of Secured Parties rights under the Loan Agreement in accordance with the terms thereof, Secured Party may assign this Agreement so that the assignee shall be entitled to the rights and remedies of Secured Party hereunder.

8.11This Agreement shall not be changed orally but shall be changed only by agreement in writing signed by Debtors and Secured Party. No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Agreement.

8.12Any notice, request or other communication required or permitted to be given hereunder shall be given as provided in the Loan Agreement.

8.13This Agreement shall be binding upon Debtors, and the trustees, receivers, successors and assigns of Debtors, including all successors in interest of any Debtor in and to all or any part of the Collateral, and shall benefit Secured Party and its successors and assigns.

8.14If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and this Agreement shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Agreement is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Secured Party for having bargained for and obtained it.

8.15Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Debtors request in writing, but failure of Secured Party to comply with such request shall not of itself be deemed a failure to have exercised reasonable care, and no failure of Secured Party to take any action so requested by Debtors shall be deemed a failure to exercise reasonable

20

care in the custody or preservation of such Collateral. Secured Party shall not be responsible in any way for any depreciation in the value of the Collateral, nor shall any duty or responsibility whatsoever rest upon Secured Party to enforce collection of the Collateral by legal proceedings or otherwise, the sole duty of Secured Party being to receive collections, remittances and payments on such Collateral as and when made and received by Secured Party and to apply the amount or amounts so received, after deduction of any collection costs incurred, as payment upon any of the Secured Obligations or to hold the same for the account and order of Debtors.

8.16In the event any Debtor instructs Secured Party, in writing or orally, to deliver any or all of the Collateral to a third Person, and Secured Party agrees to do so, the following conditions shall be conclusively deemed to be a part of Secured Party’s agreement, whether or not they are specifically mentioned to the applicable Debtor at the time of such agreement: (i) Secured Party shall not assume any responsibility for checking the genuineness or authenticity of any Person purporting to be a messenger, employee or representative of such third Person to whom the applicable Debtor has directed Secured Party to deliver the Collateral, or the genuineness or authenticity of any document or instructions delivered by such Person; (ii) the applicable Debtor will be considered by requesting any such delivery to have assumed all risk of loss as to the Collateral; (iii) Secured Party’s sole responsibility will be to deliver the Collateral to the Person purporting to be such third Person described by the applicable Debtor, or a messenger, employee or representative thereof; and (iv) Secured Party and Debtors hereby expressly agree that the foregoing actions by Secured Party shall constitute reasonable care.

8.17The pronouns used in this Agreement are in the masculine and neuter genders but shall be construed as feminine, masculine or neuter as occasion may require. “Secured Party”, “Obligor” and “Debtor” as used in this Agreement include the administrators, personal representatives, trustees, beneficiaries, conservators, receivers, successors and permitted assigns of those parties.

8.18The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement. Wherever the term “including” or a similar term is used in this Agreement, it shall be read as if it were written “including by way of example only and without in any way limiting the generality of the clause or concept referred to.”

8.19(a) THE PERFORMANCE AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)EACH DEBTOR AND SECURED PARTY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES COURTS LOCATED IN NEW YORK, NEW YORK AND OF ANY STATE COURT SO LOCATED FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED  HEREBY. EACH DEBTOR AND  SECURED  PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE ESTABLISHING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH DEBTOR AND SECURED PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS

21

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.20Each Debtor agrees that, if at any time all or any part of any payment previously applied by Secured Party to the Secured Obligations is or must be returned by Secured Party-- or recovered from Secured Party--for any reason (including the order of any bankruptcy court), this Agreement shall automatically be reinstated to the same effect, as if the prior application had not been made. Each Debtor hereby agrees to indemnify Secured Party against, and to save and hold Secured Party harmless from any required return by Secured Party--or recovery from Secured Party--of any such payments because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

8.21This Agreement and the other Loan Documents embody the entire agreement and understanding between Secured Party and Debtors with respect to subject matter hereof and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Each Debtor acknowledges and agrees there is no oral agreement between any Debtor and Secured Party which has not been incorporated in this Agreement and the other Loan Documents.

8.22Secured Party may from time to time and at any time, without any necessity for any notice to or consent by any Debtor or any other Person, release all or any part of the Collateral from the Liens created pursuant to of this Agreement, with or without cause, including as a result of any determination by Secured Party that the Collateral or any portion thereof contains or has been contaminated by or releases or discharges any hazardous or toxic waste, material or substance.

8.23This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

8.24Each Debtor agrees that it shall never be entitled to be subrogated to any of Secured Party’s rights against any Obligor or any other person or entity or any Collateral or offset rights held by Secured Party for payment of the Secured Obligations until payment in full of the Secured Obligations (other than any contingent indemnification obligations not then due and owing).

8.25The obligations of Debtors hereunder shall be joint and several.

[signature pages follow]

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IN WITNESS WHEREOF, each of the following has executed and delivered to Secured Party this Guaranty as of the day and year first above written.

ATN VI HOLDINGS, LLC, as a Debtor

By:
Name:
Title:

CARIBBEAN ASSET HOLDINGS LLC, as a Debtor

By:
Name:
Title:

CARIBBEAN COMMUNICATION CORP., as a Debtor

By:
Name:
Title:

ST. CROIX CABLE T.V., INC., as a Debtor

By:
Name:
Title:

ICC T.V., INC., as a Debtor

By:
Name:
Title:

INNOVATIVE LONG DISTANCE, INC., as a Debtor

By:
Name:
Title:

-Signature Page to Security Agreement-

VITELCOM CELLULAR, INC., as a Debtor

By:
Name:
Title:

VI POWERNET, LLC, as a Debtor

By:
Name:
Title:

DTR HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

BVI ASSET HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

STM ASSET HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

-Signature Page to Security Agreement-

RURAL TELEPHONE FINANCE COOPERATIVE, as Secured Party

By:
Name:
Title:

-Signature Page to Security Agreement-

EXHIBIT A

Trademarks, Copyrights and Patents TRADEMARKS

COPYRIGHTS

PATENTS AND PATENT LICENSES

EXHIBIT B

(Equity Interests)

Stock

Non-Corporate Equity Interests

EXHIBIT C

Commercial Tort Claims; Deposit Accounts Commercial Tort

Claims

Deposit Accounts

EXHIBIT D

Leased and Owned Locations

1.Leased Locations

2.Owned Locations

EXHIBIT E

Certificate of Title Property

EXHIBIT F

Prior Names

EXHIBIT G

Taxpayer Identification Numbers

Name	Tax ID Number

EXHIBIT A-6

SUBORDINATION AGREEMENT

[follows this cover page]

SUBORDINATION AGREEMENT

THIS  SUBORDINATION  AGREEMENT  (this  “Agreement”)  is  made  as  of  [     _], 201[5][6], by and among Rural Telephone Finance Cooperative (the “Senior Lender”), [Atlantic Tele- Network, Inc., a Delaware corporation] (solely in its capacity as a lender under the Subordinated Note (as hereinafter defined) and not in any other capacity), (the “Subordinate Lender”), ATN VI HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), Caribbean Asset Holdings LLC, a Delaware limited liability company (“CAH” and, together with Holdings, each a “Borrower” and collectively, the “Borrowers”), and each party listed on the signature pages hereto as a Guarantor (each a “Guarantor” and, collectively, the “Guarantors”).

R E C I T A L S

1.The Borrowers and the Senior Lender have entered into that certain Loan Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Senior Loan Agreement” and, together with the Senior Note, the Senior Guaranty Agreements, the Senior Collateral Documents (each as hereinafter defined) and all guaranties and other documents, agreements, and instruments now or hereafter executed in connection with the Senior Loan Agreement, all as amended, restated, amended and restated, supplemented or otherwise modified from time to time, being collectively called the “Senior Loan Documents”).

2.The Subordinate Lender has extended credit to the Loan Parties (as hereinafter defined) as evidenced by that certain [Master Promissory Note], dated as of [     _], made by the Loan Parties (as hereinafter defined) payable to the order of the Subordinate Lender in the maximum principal amount of $[     ] (the “Subordinated Note”).

3.As an inducement to and as one of the conditions precedent to the agreement of Senior Lender to consummate the transactions contemplated by the Senior Loan Agreement, Senior Lender has required the execution and delivery of this Agreement by the Subordinate Lender, and the Loan Parties in order to set forth the relative rights and priorities of the Senior Lender and the Subordinate Lender under the Senior Loan Documents and Subordinated Documents (as hereinafter defined).

NOW, THEREFORE, in consideration of the above recitals and the provisions set forth herein, the parties hereto agree as follows:

1.	Definitions. The following terms in this Agreement shall have the following meanings:

“Affiliate”  has the meaning set forth in the Senior Loan Agreement.

“Agreement” shall have the meaning assigned in the preamble hereto.

“Borrower” shall have the meaning provided in the preamble hereto.

“Business Day” has the meaning set forth in the Senior Loan Agreement.

“CFC” has the meaning set forth in the Senior Loan Agreement.

“Enforcement Action” means any action to enforce or attempt to enforce any right or remedy

1

available to Senior Lender under the Senior Loan Documents or to Subordinate Lender under the Subordinated Documents, applicable law, or otherwise, including, without limitation, (a) accelerating the maturity of the Senior Debt or the Subordinated Debt, as applicable, (b) exercising any right of setoff or recoupment, (c) commencing, continuing, or participating in any judicial, arbitral, or other proceeding or any collection or enforcement action of any kind against any Loan Party or any Loan Party’s assets seeking, directly or indirectly, to enforce any rights or remedies or to enforce any of the obligations incurred by any Loan Party under or in connection with the Senior Debt or the Subordinated Debt, as applicable, (d) commencing, or joining with any other Person in commencing, any Proceeding in any jurisdiction, or (e) commencing, continuing, or participating in any Lien Enforcement Action.

“Event of Default” has the meaning set forth in the Senior Loan Agreement.

“Guarantor” shall have the meaning provided in the preamble hereto.

“Lien Enforcement Action” means any action, whether legal, equitable, judicial, non-judicial, or otherwise, to enforce any lien, security interest, or other encumbrance now or in the future securing all or any Senior Debt or Subordinated Debt, as applicable, including, without limitation, any repossession, foreclosure, public sale, private sale, or retention of all or any part of any collateral for the Senior Debt or the Subordinated Debt, as applicable.

“Loan Parties” means the Loan Parties (as such term is defined in the Senior Loan Agreement), and “Loan Party” means any one of the Loan Parties.

“Paid in Full” and “Payment in Full” mean, when used in connection with the Senior Debt, the full and final, indefeasible payment in cash of all Senior Debt (in each case other than any contingent indemnification obligations not then due and owing).

“Permitted Payments” means (i) payments of interest in kind, and not in cash, assets or other property, at the interest rate specified in, and otherwise in accordance with, the terms and provisions of the Subordinated Documents, and (ii) so long as not Event of Default has occurred and is continuing on the date of any such payment, payments in accordance with Section 7.03 of the Senior Loan Agreement.

“Person” has the meaning set forth in the Senior Loan Agreement.

“Proceeding” means any (a) insolvency, bankruptcy, receivership, liquidation, custodianship, reorganization, readjustment, composition, or other similar proceeding relating to any Loan Party or any Loan Party’s properties, whether under any bankruptcy, reorganization, or insolvency law, federal or state, or any law, federal or state, relating to relief of debtors, readjustment of indebtedness, reorganization, composition, or extension, (b) proceeding for any liquidation, dissolution, or other winding-up of any Loan Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, (c) assignment for the benefit of creditors of any Loan Party or the appointment of a trustee, receiver, sequestrator, or other custodian for any Loan Party or any of its assets or properties, or (d) marshaling of assets of any Loan Party.

“Senior Debt” means (a) all indebtedness, obligations, and other liabilities of the Borrowers or any other Loan Party to Senior Lender or any of its Affiliates from time to time outstanding pursuant to or in connection with the Senior Loan Documents (including, without limitation, all principal, interest, fees, indemnities, costs and expenses, all “Obligations” as defined in the Senior Loan Agreement and any interest accruing after the commencement of any Proceeding with respect to any Loan Party regardless of whether such interest is included in the allowed claim of Senior Lender or such Affiliate in such

2

Proceeding) and (b) any modifications, amendments, refunding, refinancing, renewals, or extensions of any indebtedness, liability, or obligation described in the immediately preceding clause (a).

“Senior Collateral Documents” means, collectively, the Collateral Documents as such term is defined in the Senior Loan Agreement.

“Senior Guaranty Agreements” means, collectively, the Parent Guaranty and the Subsidiary Guaranty, as such terms are defined in the Senior Loan Agreement.

“Senior Lender” shall have the meaning provided in the preamble hereto.

“Senior Loan Agreement” shall have the meaning provided in the recitals hereto.

“Senior Loan Documents” shall have the meaning provided in the recitals hereto.

“Senior Note” means the Note as such term is defined in the Senior Loan Agreement.

“Subordinated Debt” means all indebtedness, obligations, and other liabilities now or from time to time hereafter owing by the Borrowers or any Loan Party to the Subordinate Lender under the Subordinated Note or evidenced by any other Subordinated Documents, including principal, interest (including any interest accruing after the commencement of any Proceeding with respect to any Loan Party), fees, expenses and expense reimbursements and charges.

“Subordinated Debt Default” means the occurrence of any default or event of default with respect to the Subordinated Debt that gives the Subordinate Lender the right or option to accelerate the maturity of the Subordinated Debt after the expiration of any period of grace or notice, if any.

“Subordinated Documents” means the Subordinated Note and all other documents, agreements, and instruments now or hereafter executed in connection therewith or evidencing any Subordinated Debt, all as renewed, extended, amended, replaced, or restated from time to time.

“Subordinated Note” shall have the meaning provided in the recitals hereto.

“Subsidiary” has the meaning set forth in the Senior Loan Agreement.

2.Subordination to Senior Debt. Notwithstanding any other provision  of  the Subordinated Note or any promissory note, document, agreement, or instrument executed by any Loan Party in connection therewith, or any collateral now or hereafter securing the same, all Subordinated Debt is and shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of all Senior Debt. Except as and to the extent permitted hereinafter, the Subordinate Lender will not ask, demand, sue for, take, or receive from any Loan Party, and no Loan Party will (a) make or pay, by set-off or in any other manner, directly or indirectly and whether in cash or any other property, the whole or any part or amount of the Subordinated Debt, or (b) transfer any property in payment of or as security for any Subordinated Debt, in each case unless and until all Senior Debt has been Paid in Full.

3.Lien Subordination and Standby. Without the prior written consent of Senior Lender, each Loan Party agrees that it will not grant, or permit any other Loan Party to grant, and the Subordinate Lender agrees that it will not accept or retain, any lien, security interest, encumbrance, charge, or claim on any assets or property of any Loan Party to secure all or any portion of the Subordinated Debt.  In the

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event that a lien, security interest, encumbrance, charge, or claim is granted to the Subordinate Lender on any assets or property of any Loan Party, such lien, security interest, encumbrance, charge, or claim or any proceeds or revenues therefrom which the Subordinate Lender may have at any time as security for any Subordinated Debt shall be, and hereby is, subordinated to all liens, security interests, encumbrances, charges, or claims now or hereafter granted to or existing in favor of Senior Lender by any Loan Party or by law, notwithstanding the date or order or manner of creation or attachment or perfection of any such lien, security interest, encumbrance, charge, or claim or the provision of any applicable law. The Subordinate Lender agrees that Senior Lender may, in accordance with the Senior Loan Documents and applicable law, dispose of any or all of the collateral for the Senior Debt free and clear of any and all security interests and liens, including, but not limited to, security interests and liens created in favor of the Subordinate Lender under the Subordinated Documents, through judicial or nonjudicial proceedings, or otherwise in accordance with applicable law, including taking title, after written notice to the Subordinate Lender. The Subordinate Lender agrees that any such sale or other disposition by Senior Lender of so much of the collateral for the Senior Debt as is necessary for Payment in Full of all of the Senior Debt (including, without limitation, any principal of, interest on and reasonable costs of collection of the Senior Debt) shall be made free and clear of all (if any) security interests and liens granted to the Subordinate Lender. Upon Senior Lender’s request, the Subordinate Lender shall execute and deliver any releases or other documents and agreements that Senior Lender, in its reasonable discretion, deems necessary to dispose of the collateral for the Senior Debt free and clear of the Subordinate Lender’s interest in same. The Subordinate Lender hereby appoints Senior Lender and any officer or duly authorized person of Senior Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Subordinate Lender and in the name of the Subordinate Lender or in Senior Lender’s own name, from time to time, in Senior Lender’s sole discretion, for the purposes of carrying out the terms of this Section 3, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 3, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.Proceedings. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets or property of any Loan Party or the proceeds thereof (including any assets or property now or hereafter securing any Subordinated Debt) to creditors of any Loan Party or upon any indebtedness of any Loan Party, as a result of the liquidation, dissolution, or other winding up, partial or complete, of any Loan Party, or as a result of any Proceeding by or against any Loan Party for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions, or extensions or similar or other relief, or as a result of the sale of all or substantially all of the assets or property of any Loan Party, then and in any such event:

(a)Senior Lender shall be entitled to receive Payment in Full of all Senior Debt before the Subordinate Lender shall be entitled to receive any payment or other distributions on, or with respect to, the Subordinated Debt;

(b)any payment or distribution of any kind or character, whether in cash, securities, or other property (in each case, other than payments of interest in kind and not in cash, assets or other property), which but for these provisions would be payable or deliverable upon or with respect to the Subordinated Debt shall instead be paid or delivered directly to Senior Lender for application on the Senior Debt, whether then due or not due, until the Senior Debt shall have first been Paid in Full;

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(c)the Subordinate Lender shall duly and promptly take such action as may reasonably be requested by Senior Lender to assist in the collection of the Subordinated Debt, including, without limitation, the filing of appropriate proofs of claim with respect to the Subordinated Debt;

(d)in the event that the Subordinate Lender shall not have filed a claim in any Proceeding with respect to any Loan Party at least fifteen (15) Business Days prior to the expiration of the time to file such claims, then Senior Lender, on behalf of the Subordinate Lender, shall be authorized to file a claim with respect to the Subordinated Debt;

(e)the Subordinate Lender may vote any claim of the Subordinate Lender in its capacity as a holder of the Subordinated Debt in connection with any Proceeding; provided, however, that the Subordinate Lender agrees that, in its capacity as a holder of Subordinated Debt, it shall not (i) vote to accept or approve any plan of partial or complete liquidation, reorganization, arrangement, composition or extension (nor shall it provide any financing to any Loan Party or its affiliates under any such plan) that would cause the Subordinate Lender or any Affiliate thereof to receive any payment in respect of the Subordinated Debt until the Senior Debt shall have first been Paid in Full, (ii) contest (or support any other Person contesting) any request by Senior Lender for adequate protection, (iii) contest (or support any other person contesting) any objection by Senior Lender to any motion, relief, action or proceeding based on Senior Lender claiming a lack of adequate protection in the Proceeding of its interest in any collateral, (iv) without the prior written consent of Senior Lender, seek relief from the automatic stay of Section 362 of the Bankruptcy Code or any other stay in any Proceeding, or (v) propose any plan of reorganization or file any motion or pleading in support of any motion or plan inconsistent with or that disturbs the priorities established in this Agreement;

(f)if, in any Proceeding, Senior Lender desires to permit use of any collateral or cash collateral by, or permit or provide financing (the “DIP Financing”) to, any of the Loan Parties under either Section 363 or 364 of the Bankruptcy Code, the Subordinate Lender agrees that, in its capacity as a holder of Subordinated Debt, (i) adequate notice to it shall have been provided for such financing if it receives notice two (2) Business Days (subject to availability of a court to shorten the period of notice) prior to the hearing seeking approval of such financing; (ii) no objection will be raised by it to such DIP Financing or use of collateral or cash collateral, including any objection based on lack of adequate protection; and (iii) to the extent the liens or security interests securing the Senior Debt are subordinated or pari passu with the liens or security interests securing a DIP Financing, the Subordinate Lender will subordinate its liens or security interests in the collateral (if any) to (A) the liens or security interests securing such DIP Financing (and all obligations relating thereto), (B) any adequate protection provided to Senior Lender in connection therewith and (C) any “carve-out” for professional expenses and United States Trustee fees agreed to by Senior Lender; and

(g)should any direct or indirect payment (in each case, other than payments of interest in kind and not in cash, assets or other property) be made to the Subordinate Lender upon or with respect to the Subordinated Debt prior to the Payment in Full of the Senior Debt as provided herein, the Subordinate Lender will forthwith deliver the same to Senior Lender in precisely the form received (except for the endorsement or assignment by the Subordinate Lender where necessary) for application on the Senior Debt, whether then due or not due. Until so delivered, the payment or distribution shall be held in trust by the Subordinate Lender as property of Senior Lender. In the event of failure of the Subordinate Lender to make any such endorsement or assignment, Senior Lender and each of its officers and employees are hereby irrevocably authorized to make the same.

5.Permitted Payments. The Company may pay, and the Subordinate Lender may accept, Permitted Payments. In the event the Subordinate Lender receives any payment on the Subordinated Debt

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in violation of this Agreement, the Subordinate Lender will hold any such payment in trust for Senior Lender and promptly pay or deliver to Senior Lender, in precisely the form received (except for the endorsement or assignment by the Subordinate Lender where necessary), for application on the Senior Debt, whether then due or not due.

6.Limitation on Exercise of Remedies. The Subordinate Lender agrees that it shall not commence any Enforcement Action unless and until the Senior Debt has been Paid in Full; provided, however, that notwithstanding anything to the contrary contained herein, nothing herein shall preclude the Subordinate Lender from (a) filing a claim or statement of interest with respect to the Subordinated Debt in a Proceeding that has been commenced by or against one or more Loan Parties, (b) defending any action, suit, or other legal or equitable proceeding initiated by any Loan Party against the Subordinate Lender, or (c) seeking a declaratory judgment regarding the obligations of any Loan Party with respect to the Subordinated Debt (it being understood that the grant of any collateral or security for the Subordinated Debt is prohibited by this Agreement). Until the Payment in Full of the Senior Debt, the Subordinate Lender agrees that the Subordinate Lender will not commence or continue any Enforcement Action against any Loan Party or any collateral or security for the Subordinated Debt. Any Lien Enforcement Action taken by the Subordinate Lender shall be expressly undertaken, prosecuted, settled, compromised, or otherwise effected at all times subject to the senior and prior rights of the Senior Lender and each Senior Lender in and to the collateral or security securing the Senior Debt.

7.Limitation on Amendments.

(a)The parties hereto agree that, without the prior written consent of Senior Lender, (i) the provisions of the Subordinated Documents may not be amended or modified in any manner which is adverse to the interests of the Senior Lender hereunder and (ii) no Loan Party nor any Subsidiary of any Loan Party may grant any lien, security interest or other encumbrance on its property or assets to secure any Subordinated Debt.

(b)Senior Lender, at any time and from time to time, without the consent of or notice to the Subordinate Lender may enter into such agreements, amendments and modifications with the Borrowers and/or any other Loan Party as they may deem necessary, proper, convenient or desirable extending the time of payment of or renewing or otherwise altering the terms and conditions of the Senior Loan Documents (other than this Agreement).

8.Notices.

(a)The Subordinate Lender will give Senior Lender copies of all notices to any Loan Party under the Subordinated Documents.

(b)Senior Lender will endeavor to give the Subordinate Lender prompt written notice of (i) the occurrence of an Event of Default under the Senior Loan Documents or (ii) the acceleration of the Senior Debt; provided that Senior Lender’s failure to provide such copies shall not be a breach hereof or a default hereunder or in any way impair this Agreement or the agreements of the Subordinate Lender hereunder.

9.Continuing Subordination. The subordination effected by these provisions is a continuing subordination and may not be modified or terminated by the Subordinate Lender until the Senior Debt is Paid in Full. At any time and from time to time, without consent of or notice to the Subordinate Lender, and without impairing or affecting its obligations hereunder:

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(a)The time for any Loan Party’s performance of, or compliance with, any of its agreements contained in the Senior Loan Documents, or any other agreement, instrument, or document relating to the Senior Debt, may be modified or extended or such performance or compliance may be waived;

(b)Senior Lender may exercise or refrain from exercising any rights or remedies under the Senior Loan Documents, or any other agreement, instrument, or document relating to the Senior Debt;

(c)the Senior Loan Documents, or any other agreement, instrument, or document relating to the Senior Debt (other than this Agreement), may be revised, amended, or otherwise modified for the purpose of adding or changing any provisions thereof, or changing in any manner the rights of Senior Lender, any of its Affiliates or any Loan Party;

(d)payment of the Senior Debt or any portion thereof may be extended, refunded, amended or restated or the Senior Note evidencing the Senior Debt may be renewed in whole or in part;

(e)the maturity of the  Senior Debt may  be accelerated, and any  collateral or security therefore or any other rights or remedies of Senior Lender may be exchanged, sold, surrendered, released, or otherwise dealt with, in accordance with the terms of any present or future agreement with the Borrowers or any other Loan Party and any other agreement of subordination (and the debt covered thereby) may be surrendered, released, or discharged, or the terms thereof modified or otherwise dealt with in any manner;

(f)any Person liable in any manner for payment of any Senior Debt may be released by Senior Lender; and

(g)notwithstanding the occurrence of any of the foregoing, this Agreement and the terms and provisions hereof shall remain in full force and effect, including, without limitation, such terms and provisions with respect to the Senior Debt, as the same shall have been extended, renewed, modified, refunded, amended or restated.

10.Waivers. The Subordinate Lender hereby waives, and agrees not to assert: (a) any right, now or hereafter existing, to require Senior Lender to proceed against or exhaust any collateral or security at any time securing the Senior Debt, or to marshal any assets in favor of the Subordinate Lender and (b) any notice of the incurrence of Senior Debt, it being understood that, Senior Lender may, in reliance upon these subordination provisions, make advances under the Senior Loan Documents, or any other agreement, document, or instrument now or hereafter relating to the Senior Debt, without notice to or authorization of the Subordinate Lender.

11.Subrogation. Until the Senior Debt is Paid in Full, the Subordinate Lender hereby waives all rights of subrogation with respect to the rights of Senior Lender to receive payments or distributions and with respect to any rights to any collateral or security for the Senior Debt.

12.Subordination Not Impaired by any Loan Party. No right of Senior Lender to enforce the subordination of the Subordinated Debt shall be impaired by any act or failure to act by any Loan Party or by any Loan Party’s failure to comply with these provisions.

13.No Prejudice or Impairment. The provisions of this Agreement are solely for the purposes of defining the relative rights of Senior Lender, on the one hand, and the Subordinate Lender, on the other hand. Senior Lender shall not be prejudiced in the right to enforce subordination of the Subordinated Debt by any act or failure to act by any Loan Party or anyone in custody of its assets or

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property. Nothing herein shall impair, as between each Loan Party and the Subordinate Lender, the obligation of such Loan Party, which is unconditional and absolute, to pay to the Subordinate Lender the Subordinated Debt as and when the same shall become due in accordance with its terms, nor shall anything herein prevent the Subordinate Lender from exercising all remedies otherwise permitted by applicable law upon default under the Subordinated Documents, subject, however, to the terms and provisions of this Agreement and the rights of Senior Lender to the extent provided herein.

14.No Third-Party Beneficiaries. This Agreement is not intended to give or confer any rights to any Person other than Senior Lender. No other party, including the Loan Parties, is intended to be a third-party beneficiary of this Agreement.

15.Representations and Warranties.

(a)Subordinate Lender.The Subordinate Lender hereby represents and  warrants that:

(i) the execution and delivery of this Agreement and the performance by the Subordinate Lender of its obligations hereunder do not and will not contravene or conflict with any provision of law or any provision of any material indenture, instrument, or other agreement to which the Subordinate Lender is a party or by which it or its property may be bound or affected; (ii) the Subordinate Lender has full capacity and legal right to make and perform this Agreement; (iii) the Subordinate Lender has not assigned or transferred any indebtedness owing by any Loan  Party or any of the collateral or security of the Subordinate Lender; and (iv) this Agreement is the legal, valid, and binding obligation of the Subordinate Lender, enforceable against the Subordinate Lender in accordance with its terms except as enforceability may be limited by debtor relief laws and governing principles of equity.

(b)Senior Lender. Senior Lender hereby represents and warrants that: (i) the execution and delivery of this Agreement and the performance by Senior Lender of its obligations hereunder have received all necessary approvals, corporate or otherwise, and do not and will not contravene or conflict with any provision of law or any provision of any indenture, instrument, or other agreement to which Senior Lender is a party or by which it or its property may be bound or affected; (ii) Senior Lender has full power, authority, and legal right to make and perform this Agreement; and (iii) this Agreement is the legal, valid, and binding obligation of Senior Lender, enforceable against Senior Lender in accordance with its terms except as enforceability may be limited by debtor relief laws and governing principles of equity.

16.No Waiver. No failure on the part of Senior Lender to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. Notwithstanding anything to the contrary contained herein, this Agreement may not be amended or modified except by written agreement of the parties hereto, and no consent or waiver hereunder shall be valid unless in writing and signed by Senior Lender.

17.Successors and Assigns. This Agreement, and the terms, covenants, and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors, and permitted assigns.

18.Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

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19.Address for Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing (including by telecopier) and shall be deemed to have been duly given and received, for purposes hereof, when delivered in person, with receipt acknowledged, or  three  (3)  days after being  deposited  in  the mail,  postage prepaid,  return  receipt requested, or, in the case of notice given by telecopy, when sent, in each case addressed or sent to the address or telecopier number, as the case may be, as set forth on the signature pages below, or at such address or telecopy number as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the Persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

20.GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)THE PERFORMANCE AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRAINED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES COURTS LOCATED IN NEW YORK, AND ANY OF THE STATE COURTS SO LOCATED FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY THE APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE ESTABLISHING OF THE VENUE OF ANY SUCH PROCEEDINGS BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

SENIOR LENDER:

RURAL TELEPHONE FINANCE COOPERATIVE

By:
Name:
Title:

Address for Notices:

Rural Telephone Finance Cooperative 20701
Cooperative Way Dulles, VA 20166
Attention:	Senior Vice President and Administrative Officer
Fax:	703-467-5170

Signature Page to Subordination Agreement

SUBORDINATE LENDER:

ATLANTIC TELE-NETWORK, INC.

By:
Name:
Title:

Address for Notices:

Attention:
Fax:

Signature Page to Subordination Agreement

LOAN PARTIES:

ATN VI HOLDINGS, LLC, as a Borrower

By:
Name:
Title:

CARIBBEAN ASSET HOLDINGS LLC, as a Borrower

By:
Name:
Title:

CARIBBEAN COMMUNICATION CORP., as a Guarantor

By:
Name:
Title:

ST. CROIX CABLE T.V., INC., as a Guarantor

By:
Name:
Title:

ICC T.V., INC., as a Guarantor

By:
Name:
Title:

INNOVATIVE LONG DISTANCE, INC., as a Guarantor

By:
Name:
Title:

Signature Page to Subordination Agreement

VITELCOM CELLULAR, INC., as a Guarantor

By:
Name:
Title:

VI POWERNET, LLC, as a Guarantor

By:
Name:
Title:

DTR HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

BVI ASSET HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

STM ASSET HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

Address for Notices to Loan Parties:

Attention:
Fax:

Signature Page to Subordination Agreement